Filed Pursuant to Rule 424(b)(5)
Registration No. 333-235449

The information in this preliminary prospectus supplement is not complete and may be changed.

SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2021

PROSPECTUS SUPPLEMENT

(to Prospectus dated December 11, 2019)

$

Sabra Health Care Limited Partnership

    % Senior Notes due 2031

Sabra Health Care Limited Partnership (the “Operating Partnership” or the “Issuer”) is offering $         aggregate principal amount of     % Senior Notes due 2031 (the “Notes”). The Issuer is a wholly-owned subsidiary of Sabra Health Care REIT, Inc. (“Sabra”), which operates as a self-administered, self-managed realty company that owns and invests in real estate serving the healthcare industry through the Issuer and other indirect subsidiaries.

The Notes will bear interest at a rate of     % per annum. Interest on the Notes will be payable semi-annually in arrears on                  and                  of each year, commencing on                 , 2022. Interest will accrue from                 , 2021. The Notes will mature on                 , 2031. The Notes will be guaranteed on a senior unsecured basis by Sabra.

The Issuer may redeem some or all of the Notes prior to                 , 2031 at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to the redemption date, plus a “make-whole” premium. The Issuer may also redeem the Notes on or after                 , 2031 at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to the redemption date. See “Description of Notes—Optional Redemption.”

The Notes will be our senior unsecured obligations and will rank senior in right of payment to all of our existing and future subordinated indebtedness and equal in right of payment with all of our other existing and future senior unsecured indebtedness, including our senior unsecured revolving credit facility (the “Revolving Credit Facility”), our senior unsecured term loans (the “Term Loans”), and our outstanding senior unsecured notes. The Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness of any subsidiaries of Sabra (other than the Issuer). The guarantee by Sabra will be unconditional regardless of the enforceability of the Notes and the base indenture dated May 23, 2013 and the related supplemental indenture (collectively, the “indenture”). The guarantee by Sabra will be a senior unsecured obligation of Sabra and will rank senior in right of payment to all existing and future subordinated indebtedness of Sabra, equal in right of payment with all existing and future senior unsecured indebtedness of Sabra (including the guarantees of obligations under our Revolving Credit Facility, our Term Loans and our senior unsecured notes) and will be effectively subordinated to all secured indebtedness of Sabra to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness of any subsidiaries of Sabra (other than the Issuer).

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 7 of the accompanying prospectus, and under the heading “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to the Issuer (1)		%	$

(1)	Plus accrued interest, if any, from , 2021 if initial settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to apply for listing of the Notes on any securities exchange or seek the admission of the Notes for quotation through any automated inter-dealer quotation system.

The underwriters expect to deliver the Notes to purchasers on or about                 , 2021 only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	Credit Agricole Securities	J.P. Morgan Securities

The date of this prospectus supplement is                 , 2021.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which relates to the potential offer and sale of the Notes and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives a more general description of the terms and conditions of the various securities we may, from time to time, offer under our registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration statement, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In addition, you should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized. See “Where You Can Find More Information” on page S-61 and “Incorporation of Certain Information by Reference” on page S-62 of this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, or the information we have previously filed with the SEC and incorporated by reference, is accurate as of any date other than the date specified in such documents. Our business, financial condition, results of operations and prospects may have changed since such date.

The prospective financial information included in this prospectus supplement has been prepared by us and is our responsibility. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this prospectus supplement relates to our previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements.

Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, tenants, the expected amounts and timing of dividends and other distributions, projected expenses and capital expenditures, competitive position, growth opportunities, potential investments, potential dispositions, plans and objectives for future operations, and compliance with and changes in governmental regulations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following:

•

the ongoing COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and measures intended to prevent its spread, and the related impact on our tenants, operators and our senior housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing—Managed”);

•	our dependence on the operating success of our tenants;

•	the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019;

•	operational risks with respect to our Senior Housing—Managed communities;

•	the effect of our tenants declaring bankruptcy or becoming insolvent;

•	our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties;

•	the impact of litigation and rising insurance costs on the business of our tenants;

•	changes in healthcare regulation and political or economic conditions;

•	the impact of required regulatory approvals of transfers of healthcare properties;

•	competitive conditions in our industry;

•

our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries;

•	the significant amount of and our ability to service our indebtedness;

•	covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	increases in market interest rates;

•	the phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark beginning after 2021;

•	our ability to raise capital through equity and debt financings;

S-iii

•

risks associated with our investment in a joint venture with affiliates of Enlivant and TPG Real Estate, the real estate platform of TPG, that owns senior housing communities managed by Enlivant (the “Enlivant Joint Venture”);

•	changes in foreign currency exchange rates;

•	the relatively illiquid nature of real estate investments;

•	the loss of key management personnel;

•	uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities;

•	the impact of a failure or security breach of information technology in our operations;

•	our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws;

•	changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act);

•	compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and

•	the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 7 of the accompanying prospectus, and under the heading “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2020. We caution you that any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates.

We do not intend, and we undertake no obligation, to update any forward-looking information to reflect future events or circumstances or to reflect the occurrence of unanticipated events, unless required by law to do so.

TENANT AND BORROWER INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference include information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.

As used in this prospectus supplement, unless otherwise specified or the context otherwise requires, the terms “Company,” “we,” “our,” and “us” refer to Sabra Health Care REIT, Inc. and its subsidiaries on a consolidated basis, and “Sabra” refers to Sabra Health Care REIT, Inc. and not to any of its subsidiaries.

Our Company

We operate as a self-administered, self-managed REIT that, through our subsidiaries, owns and invests in real estate serving the healthcare industry. Our primary business consists of acquiring, financing and owning real estate property to be leased to third party tenants in the healthcare sector. We primarily generate revenues by leasing properties to tenants and owning properties operated by third-party property managers throughout the United States and Canada.

As of June 30, 2021, our investment portfolio included 423 real estate properties held for investment, three assets held for sale, one investment in a sales-type lease, 18 investments in loans receivable, seven preferred equity investments and one investment in an unconsolidated joint venture. As of June 30, 2021, our real estate properties held for investment included 41,836 beds/units, spread across the United States and Canada. As of June 30, 2021, the substantial majority of our real estate properties (excluding 49 Senior Housing—Managed communities) were leased under triple-net operating leases with expirations ranging from less than one year to 16 years.

We expect to continue to grow our portfolio primarily through the acquisition of assisted living, independent living and memory care communities in the U.S. and Canada and through the acquisition of skilled nursing/transitional care and behavioral health facilities in the U.S. We have and expect to continue to opportunistically acquire other types of healthcare real estate, originate financing secured directly or indirectly by healthcare facilities and invest in the development of senior housing communities and skilled nursing/transitional care facilities. We also expect to expand our portfolio through the development of purpose-built healthcare facilities through pipeline agreements and other arrangements with select developers. We further expect to work with existing operators to identify strategic development opportunities. These opportunities may involve replacing, renovating or expanding facilities in our portfolio that may have become less competitive and new development opportunities that present attractive risk-adjusted returns. In addition to pursuing acquisitions with triple-net leases, we expect to continue to pursue other forms of investment, including investments in Senior Housing—Managed communities, mezzanine and secured debt investments, and joint ventures for senior housing communities and skilled nursing/transitional care facilities. We also expect to continue to enhance the strength of our investment portfolio by selectively disposing of underperforming facilities or working with new or existing operators to transfer underperforming but promising properties to new operators.

With respect to our debt and preferred equity investments, in general, we originate loans and make preferred equity investments when an attractive investment opportunity is presented and (a) the property is in or near the development phase, (b) the development of the property is completed but the operations of the facility are not yet stabilized or (c) the loan investment will provide capital to existing relationships. A key component of our development strategy related to loan originations and preferred equity investments is having the option to purchase the underlying real estate that is owned by our borrowers (and that directly or indirectly secures our loan investments) or by the entity in which we have an investment. These options become exercisable upon the occurrence of various criteria, such as the passage of time or the achievement of certain operating goals, and the method to determine the purchase price upon exercise of the option is set in advance based on the same valuation methods we use to value our investments in healthcare real estate. This proprietary development pipeline strategy allows us to diversify our revenue streams and build relationships with operators and developers, and provides us with the option to add new properties to our existing real estate portfolio if we determine that those properties enhance our investment portfolio and stockholder value at the time the options are exercisable.

We employ a disciplined, opportunistic approach in our healthcare real estate investment strategy by investing in assets that provide attractive opportunities for dividend growth and appreciation of asset values, while maintaining balance sheet strength and liquidity, thereby creating long-term stockholder value.

Business Update

RCA Mortgage Loan

On September 13, 2021, we announced that we intend to enter into an agreement to expand our relationship with Recovery Centers of America (“RCA”). Under the proposed agreement with RCA, we would provide RCA a $325 million mortgage loan secured by eight inpatient addiction treatment centers located in the Northeast and Midwest regions of the United States (the “RCA Mortgage Loan”). Six of the centers are stabilized while two properties, opened during the past 12 months, are projected to stabilize in 2022. RCA provides medically supervised detox, inpatient treatment as well as partial hospitalization and intensive outpatient treatment at these properties. In addition, RCA has continued to provide ongoing outpatient therapy throughout the pandemic utilizing its proprietary digital health platform. The RCA Mortgage Loan, if and when issued, will bear interest at 7.5% per annum, have an initial five-year term and provide us with a right of first offer to acquire the underlying facilities should RCA decide to sell any of these treatment centers. This financing, if consummated, will mark our second transaction with RCA. We previously acquired and funded the redevelopment of a property in the Pittsburgh MSA, which is leased to RCA and operates as Recovery Centers of America at Monroeville. The RCA Mortgage Loan is expected to close in the fourth quarter of 2021 and is subject to entry by the parties into transaction documents reflecting their proposed agreement, customary due diligence and satisfaction of customary closing conditions. No assurance can be given that the RCA Mortgage Loan will be entered into on the currently contemplated terms or at all.

Avamere

Avamere Family of Companies (“Avamere”) leases 27 skilled nursing/transitional care facilities and one continuing care retirement community from us (primarily in Oregon, Colorado and Washington) and comprised 8.0% of our total revenue for the six months ended June 30, 2021. Oregon, Colorado and Washington have been hit particularly hard by the latest spike in COVID-19 cases as a result of the Delta variant which, combined with state mandated admissions limitations associated with any COVID-19 cases occurring in skilled nursing facilities in those states and increased labor pressure has resulted in recent census declines, labor cost increases and cash flow constraints for Avamere. In response to these constraints, we announced on September 13, 2021 that we intend to enter into an agreement with Avamere whereby we will use Avamere’s $11.9 million letter of credit to fund rent for September through November of 2021 and continue to assess the possible need for further assistance beyond November. Under our proposed agreement with Avamere, Avamere will provide us additional credit enhancements and commit to replenishing the letter of credit over time. Avamere has also advised us that they have several new business initiatives which they expect will positively impact their cash flow. Furthermore, the potential for additional government relief for health care providers announced by the U.S. Department of Health and Human Services (“HHS”) on September 10, 2021 could have a significant impact on Avamere’s need for any further assistance from us beyond November. Our evaluation of the impact of these recent events and the mitigation efforts on Avamere’s ability to pay its lease obligations in the future are ongoing and no determination has been made as to whether these leases should be moved to cash basis accounting in accordance with applicable accounting standards. We intend to complete that evaluation by the time we report our financial results for the quarter ending September 30, 2021. In the event we conclude Avamere’s leases should be accounted for on a cash basis, we would record a one-time write off of approximately $44 million of straight-line rent receivables and above-market lease intangible assets and cease booking non-cash rental revenue related to Avamere leases. Assuming no changes to contractual cash rent, eliminating non-cash rental revenue for Avamere would result in a decrease in total revenues of $0.4 million and $0.8 million for the fourth quarter of 2021 and full year 2022, respectively, and represent an increase in total revenues of $0.4 million in 2023. No assurance can be given that the proposed agreement with Avamere will be entered into on the currently contemplated terms or at all. Additionally, no assurance can be given that Avamere will be able to obtain additional credit support or will not need additional assistance in the future.

Redemption of 2024 Notes

We intend to issue an irrevocable notice of redemption for all $300.0 million aggregate principal amount of our outstanding 4.80% Senior Notes due 2024 (the “2024 Notes”) upon or prior to the issuance of the Notes. We intend to redeem the 2024 Notes at a redemption price equal to 100.0% of the aggregate principal amount of the 2024 Notes, plus any accrued and unpaid interest to the redemption date, plus a “make-whole” premium, using a portion of the net proceeds from this offering. Nothing contained in this prospectus supplement constitutes a notice of redemption for the 2024 Notes. See “Use of Proceeds.”

Corporate Information

Sabra began operating on November 15, 2010 as a self-administered, self-managed REIT that, directly or indirectly, owns and invests in real estate serving the healthcare industry. Sabra elected to be treated as a REIT with the filing of its U.S. federal income tax return for the taxable year beginning January 1, 2011. Sabra believes that it has been organized and has operated, and it intends to continue to operate, in a manner to qualify as a REIT.

Our principal executive offices are located at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and our telephone number is (888) 393-8248. Our website is www.sabrahealth.com. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the Notes.

Issuer	Sabra Health Care Limited Partnership.

Securities Offered	$ aggregate principal amount of % Senior Notes due 2031.

Maturity	The Notes will mature on , 2031.

Interest Rate and Payment Dates	The Notes will bear interest at a rate of % per annum. Interest on the Notes will be payable semi-annually in arrears on and of each year, commencing on , 2022.

Guarantee	The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Sabra. If the Issuer does not make payments required by the Notes, Sabra must make them. See “Description of Notes—Parent Guaranty.”

Ranking	The Notes will be the Issuer’s senior unsecured obligations and will:

•	rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	rank equal in right of payment with all existing and future senior unsecured indebtedness, including our Revolving Credit Facility, our Term Loans and our senior unsecured notes;

•	be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all indebtedness of any subsidiaries of Sabra (other than the Issuer).

The guarantee by Sabra will be a senior unsecured obligation of Sabra and will:

•	rank senior in right of payment to all existing and future subordinated indebtedness of Sabra;

•

rank equal in right of payment with all existing and future senior unsecured indebtedness of Sabra (including the guarantee of obligations under our Revolving Credit Facility, our Term Loans and our senior unsecured notes);

•	be effectively subordinated to all secured indebtedness of Sabra to the extent of the value of the amount securing such indebtedness; and

•	be structurally subordinated to all indebtedness of any subsidiaries of Sabra (other than the Issuer).

See “Description of Other Indebtedness.”

Use of Proceeds	We intend to use a portion of the net proceeds from this offering to redeem all of our 2024 Notes. We intend to use the remaining net proceeds from this offering to fund future investments and/or for general corporate purposes. Pending these uses, we may temporarily use proceeds designated for such purposes to repay borrowings outstanding on our Revolving Credit Facility and/or invest in interest-bearing accounts and short-term, interest-bearing securities. See “Use of Proceeds.”

Conflicts of Interest	As described in “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to redeem all of our 2024 Notes. Affiliates of certain of the underwriters may be holders of our 2024 Notes and, in such capacity, will receive their proportionate share of any amount of our 2024 Notes that are redeemed with net proceeds of this offering. Such repayment to affiliates of certain of the underwriters may constitute more than 5% of the net proceeds of this offering. However, because REITs are not subject to FINRA Rule 5121 regarding conflicts of interest, the appointment of a “qualified independent underwriter” is not required in connection with this offering. See “Underwriting (Conflicts of Interest).”

Optional Redemption	We may redeem some or all of the Notes at any time prior to , 2031 at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to the redemption date, plus a “make-whole” premium. We may also redeem some or all of the Notes at any time on or after , 2031 at par, together with any accrued and unpaid interest to the redemption date. See “Description of Notes—Optional Redemption.”

Restrictive Covenants	The indenture governing the Notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to:

•	incur or guarantee unsecured indebtedness;

•	incur or guarantee secured indebtedness; and

•	merge or consolidate or sell all or substantially all of our assets.

In addition, we will be required to maintain Total Unencumbered Assets (as defined in “Description of Notes”) of at least 150% of our unsecured indebtedness. These covenants are subject to a number of important limitations and exceptions. See “Description of Notes—Covenants.”

DTC Eligibility	The Notes will be issued in book-entry form and will be represented by global certificate(s) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. See “Book-Entry, Delivery and Form.”

Risk Factors	See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the Notes.

Governing Law	The Notes and the indenture governing the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the Notes involves certain risks. You should carefully consider, among other factors, the matters described below, those in the accompanying prospectus on page 7, and those under the heading “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2020, as well as the other information contained in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before you make a decision to invest in our securities. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

Risks Relating to the Notes

We have substantial indebtedness and have the ability to incur significant additional indebtedness and other liabilities.

As of June 30, 2021 as adjusted to give effect to the issuance and sale of the Notes and the application of a portion of the net proceeds therefrom to redeem all of our existing 2024 Notes, we would have had $         billion of total outstanding indebtedness, including $0.9 billion of Term Loans, $500.0 million of 5.125% Senior Notes due 2026 (“2026 Notes”), $100.0 million of unregistered 5.88% senior unsecured notes due 2027 (“2027 Notes”), $350.0 million of 3.90% senior unsecured notes due 2029 (“2029 Notes”) and $79.2 million of secured indebtedness to third parties on certain of the properties that our subsidiaries own. As of June 30, 2021, there were no amounts outstanding under our Revolving Credit Facility (with $1.0 billion available for borrowing thereunder). Our high level of indebtedness may have the following important consequences to us:

•	it may increase our cost of borrowing;

•	it may limit our ability to obtain additional financing to fund future acquisitions, working capital, capital expenditures or other general corporate requirements;

•	it may expose us to the risk of increased interest rates under debt instruments subject to variable rates of interest, such as our Revolving Credit Facility;

•	it may adversely impact our credit ratings;

•

it may limit our ability to adjust rapidly to changing market conditions and we may be vulnerable in the event of a downturn in general economic conditions or in the real estate and/or healthcare sectors;

•	it may place us at a competitive disadvantage against less leveraged competitors;

•	it may restrict the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness;

•

it may become more difficult for us to satisfy our obligations (including ongoing interest payments and, where applicable, scheduled amortization payments) with respect to the Notes and our other debt; and

•	it may require us to sell assets and properties at an inopportune time.

In addition, the indenture governing the Notes permits us to incur substantial additional debt, including secured debt (to which the Notes will be effectively subordinated). If we incur additional debt, the related risks described above could intensify. Furthermore, the indenture governing the Notes does not impose any limitation on our ability to incur liabilities that are not considered indebtedness under the indenture governing the Notes.

We may be unable to service our indebtedness, including the Notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the Notes, depends on and is subject to our future financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. Our business may fail to generate sufficient cash flow from operations or future borrowings may be unavailable to us under our Revolving Credit Facility or from other sources in an amount sufficient to enable us to service our debt, including the Notes, to refinance our debt or to fund our other liquidity needs.

If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the Notes. We may be unable to refinance any of our debt, including our Term Loans and any amounts outstanding under our Revolving Credit Facility, on commercially reasonable terms or at all. In particular, our Term Loans, our Revolving Credit Facility, our 2026 Notes, our 2027 Notes and our 2029 Notes will mature prior to the maturity of the Notes. If we are unable to make payments or refinance our debt or obtain new financing under these circumstances, we would have to consider other options, such as asset sales, equity issuances and/or negotiations with our lenders to restructure the applicable debt. Our Credit Agreement and the indentures and agreements governing the Notes, our 2026 Notes, our 2027 Notes and our 2029 Notes restrict, and market or business conditions may limit, our ability to take some or all of these actions. Any restructuring or refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

The Notes and the guarantee by Sabra will be unsecured and will be effectively subordinated to our secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The Notes and guarantee by Sabra will be the Issuer’s and Sabra’s unsecured obligations. The indenture governing the Notes generally permits us to incur secured indebtedness so long as the aggregate principal amount of our secured indebtedness is not greater than 40% of our adjusted total assets. See “Description of Notes—Covenants—Limitation on Indebtedness.” We are also required to maintain a specified ratio of unencumbered assets to unsecured debt. The Notes and the guarantee by Sabra will be effectively subordinated to all of our existing and future secured debt to the extent of the value of the assets securing such obligations, including, as of June 30, 2021, our $79.2 million of existing secured indebtedness to third parties on certain of the properties that our subsidiaries own. The Notes and the guarantee by Sabra are unsecured and will rank equally with all other existing and future senior unsecured indebtedness of the Issuer and Sabra including our Term Loans, any indebtedness under our Revolving Credit Facility, our 2026 Notes, our 2027 Notes and our 2029 Notes. Because the Notes will be unsecured obligations, your right of repayment may be compromised if:

•	we enter into bankruptcy, liquidation, reorganization or other winding up;

•	there is a default in payment under any of our secured debt; or

•	there is an acceleration of any of our secured debt.

If any of these events occurs, our secured lenders could foreclose on our assets in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indenture for the Notes at such time. As a result, upon the occurrence of any of these events, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims. In addition, you may not be fully repaid if we become insolvent or otherwise fail to make payment on the Notes.

The Notes will be structurally subordinated to all liabilities of any subsidiaries of Sabra (other than the Issuer).

The Notes will be structurally subordinated to the indebtedness and other liabilities of any subsidiaries of Sabra (other than the Issuer). These subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. Any right that we have to receive any assets of any subsidiaries (other than the Issuer) upon the bankruptcy, liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including creditors (including mortgage holders) and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any subsidiaries of Sabra (other than the Issuer), these subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before distributing any of their assets to us.

We rely on our subsidiaries for our operating funds, and our subsidiaries (other than the Issuer) have no obligation to supply us with any funds.

We conduct our operations through subsidiaries and depend on our subsidiaries for the funds necessary to operate and repay our debt obligations. We will depend on the transfer of funds from our subsidiaries to make the payments due under the Notes. The Notes will not be guaranteed by any subsidiaries of Sabra and Sabra’s subsidiaries (other than the Issuer) will not be required to fund any of our obligations with respect to the Notes. In addition, our ability to make payments under the Notes, and the ability of our subsidiaries to transfer funds to us, could be restricted by the terms of subsequent financings.

Sabra has no material assets other than its ownership stake in the Operating Partnership and the limited partner of the Operating Partnership.

Sabra will fully and unconditionally guarantee all payments due on the Notes. However, Sabra has no material assets other than its ownership stake in the Operating Partnership and the limited partner of the Operating Partnership. Sabra’s guarantee of the Notes will rank equally in right of payment with all of Sabra’s existing and future senior unsecured indebtedness (including the Revolving Credit Facility, the Term Loans and the outstanding senior unsecured notes), will rank senior in right of payment to all of Sabra’s subordinated indebtedness, and will be effectively subordinated to all of Sabra’s secured indebtedness to the extent of the value of the assets securing such indebtedness. Furthermore, Sabra’s guarantee of the Notes will be structurally subordinated to all indebtedness of its subsidiaries (other than the Issuer). As a result, the guarantee by Sabra provides little, if any, additional credit support for the Notes.

The limited covenants applicable to the Notes may not provide protection against some events or developments that may affect our ability to repay the Notes or the trading price for the Notes.

The indenture governing the Notes, among other things, does not restrict our ability to:

•	repurchase or prepay our securities;

•	make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes;

•	sell assets;

•	enter into transactions with affiliates; or

•	create restrictions on the ability of Sabra’s subsidiaries to pay dividends or other amounts to Sabra.

Covenants in our other debt agreements restrict our and our subsidiaries’ activities and could adversely affect our business.

Our debt agreements, including the agreement governing our 2027 Notes and the Credit Agreement governing our Revolving Credit Facility and Term Loans, contain various covenants that limit our ability and the ability of our subsidiaries to engage in various transactions including:

•	incurring additional secured and unsecured debt;

•	granting liens upon certain properties;

•	paying dividends or making other distributions on, redeeming or repurchasing capital stock;

•	entering into transactions with affiliates;

•	issuing stock of or interests in subsidiaries;

•	engaging in non-healthcare related business activities;

•	creating restrictions on the ability of certain of our subsidiaries to pay dividends or other amounts to us;

•	selling assets; or

•	effecting a consolidation or merger or selling substantially all of our assets.

The agreement governing our 2027 Notes also restricts us from making certain investments. The indentures governing our 2026 Notes and our 2029 Notes contain, and the indenture governing the Notes will contain, certain of the above restrictions as well. These covenants limit our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. In addition, the Credit Agreement requires us to comply with specified financial covenants, which include a maximum total leverage ratio, a maximum secured debt leverage ratio, a minimum fixed charge coverage ratio, a maximum unsecured leverage ratio, a minimum tangible net worth requirement and a minimum unsecured interest coverage ratio. The indentures governing our 2026 Notes and 2029 Notes require, and the indenture governing the Notes will require, us to comply with an unencumbered asset ratio, and the agreement governing our 2027 Notes requires us to comply with specified financial covenants, which include a maximum leverage ratio, a maximum secured debt leverage ratio, a maximum unsecured debt leverage ratio, a minimum fixed charge coverage ratio, a minimum net worth, a minimum unsecured interest coverage ratio and a minimum unencumbered debt yield ratio. Our ability to meet these requirements may be affected by events beyond our control, and we may not meet these requirements.

A breach of any of the covenants or other provisions in our debt agreements could result in an event of default, which, if not cured or waived, could result in such debt becoming immediately due and payable. Further, certain change in control events could result in an event of default under the agreement governing our 2027 Notes. Any of these events of default, in turn, could cause our other debt to become due and payable as a result of cross-acceleration provisions contained in the agreements governing such other debt. We may be unable to maintain compliance with these covenants and, if we fail to do so, we may be unable to obtain waivers from the lenders and holders and/or amend the covenants. In the event that some or all of our debt is accelerated and becomes immediately due and payable, we may not have the funds to repay, or the ability to refinance, such debt.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of Notes to return payments received from a guarantor.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the guarantee of the Notes could be voided, or claims in respect of the guarantee could be subordinated to all other debts of Sabra if, among other things, Sabra, at the time it incurred the debt evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which Sabra’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by Sabra pursuant to its guarantee could be voided and required to be returned to Sabra, or to a fund for the benefit of our creditors or the creditors of Sabra.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, Sabra would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in making these determinations. In addition, Sabra’s guarantee will contain a provision intended to limit Sabra’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantee from being voided under fraudulent transfer laws, or may eliminate Sabra’s obligations or reduce Sabra’s obligations to an amount that effectively makes the guarantee worthless.

An active trading market may not develop for the Notes, which may hinder your ability to liquidate your investment.

The Notes will be a new issue of securities for which there is no established public market. We do not intend to list the Notes on any national securities exchange or seek the admission of the Notes for quotation through any automated inter-dealer quotation system. As a result, an active trading market for the Notes may not develop or be sustained. The underwriters have advised us that they presently intend to make a market in the Notes after this offering is completed. The underwriters are not obligated, however, to make a market in the Notes, and any such market making may be discontinued at any time at the sole discretion of the underwriters. If an active trading market for the Notes fails to develop or be sustained, the trading price of the Notes could be adversely affected.

Even if an active trading market for the Notes were to develop, the Notes could trade at prices that may be lower than the initial offering price. The liquidity of the trading market for the Notes and the trading price quoted for the Notes may be adversely affected by many factors, some of which are beyond our control, including:

•	prevailing interest rates;

•	general economic conditions;

•	our financial condition, performance and future prospects;

•	our credit rating; and

•	prospects for companies in our industry generally.

Historically, the market for debt like the Notes has been subject to disruptions that have caused substantial market price fluctuations in the prices of securities that are similar to the Notes. Therefore, even if a trading market for the Notes develops, it may be subject to disruptions and price volatility.

Changes in our credit rating could adversely affect the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the Notes. A negative change in our ratings could have an adverse effect on the price of the Notes.

An increase in interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

Affiliates of certain of the underwriters may receive benefits in connection with this offering.

It is a condition to closing of the Notes that we issue an irrevocable notice of redemption for our 2024 Notes and, accordingly, we intend to use a portion of the net proceeds from this offering to redeem all of our 2024 Notes. See “Use of Proceeds.” Affiliates of certain of the underwriters may be holders of our 2024 Notes and, in such capacity, will receive their proportionate share of any amount of our 2024 Notes that are redeemed with the net proceeds of this offering. These transactions create potential conflicts of interest because such underwriters have an interest in the successful completion of this offering beyond the underwriters’ discount. See “Underwriting (Conflicts of Interest)—Other Relationships.” These interests may influence the decision regarding the terms and circumstances under which the offering is completed.

Risks Associated with Sabra’s Status as a REIT

The 90% distribution requirement will decrease our liquidity and may limit our ability to engage in otherwise beneficial transactions.

To comply with the 90% distribution requirement applicable to REITs and to avoid the nondeductible excise tax, Sabra must make distributions to its stockholders. Certain provisions of our indebtedness to which we may from time to time be subject may restrict our ability to declare or pay any dividend or make any distribution that is necessary to maintain our REIT status.

Sabra is required under the Internal Revenue Code of 1986, as amended (the “Code”), to distribute at least 90% of its taxable income, determined without regard to the dividends-paid deduction and excluding any net capital gain, and the Operating Partnership is required to make distributions to Sabra to allow it to satisfy these REIT distribution requirements. However, distributions may limit Sabra’s ability to rely upon rental payments from its properties or subsequently acquired properties to finance investments, acquisitions or new developments.

Although Sabra anticipates that it generally will have sufficient cash or liquid assets to enable Sabra to satisfy the REIT distribution requirement, it is possible that, from time to time, Sabra may not have sufficient cash or other liquid assets to meet the 90% distribution requirement. This may be due to the timing differences between the actual receipt of income and actual payment of deductible expenses, on the one hand, and the inclusion of that income and deduction of those expenses in arriving at our taxable income, on the other hand. In addition, non-deductible expenses such as principal amortization or repayments or capital expenditures in excess of non-cash deductions also may cause Sabra to fail to have sufficient cash or liquid assets to enable Sabra to satisfy the 90% distribution requirement.

In the event that such an insufficiency or such timing differences occur, in order to meet the 90% distribution requirement and maintain Sabra’s status as a REIT, Sabra may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. This may require Sabra to raise additional capital to meet its obligations. The terms of our indebtedness may restrict our ability to engage in some of these transactions.

USE OF PROCEEDS

The net proceeds to us from this offering (after deducting the underwriters’ discounts and commissions and our offering expenses) are estimated to be approximately $                million. It is a condition to closing of the Notes that we issue an irrevocable notice of redemption for our 2024 Notes and, accordingly, we intend to use a portion of the net proceeds from this offering to redeem all of our 2024 Notes. We intend to use the remaining net proceeds from this offering to fund future investments and/or for general corporate purposes. Pending these uses, we may temporarily use proceeds designated for such purposes to repay borrowings outstanding on our Revolving Credit Facility and/or invest in interest-bearing accounts and short-term, interest-bearing securities.

The 2024 Notes, which were issued in May 2019, bear interest at 4.80% per annum and, unless earlier redeemed or repaid, mature on June 1, 2024. Nothing contained in this prospectus supplement constitutes a notice of redemption for the 2024 Notes.

Affiliates of certain of the underwriters may be holders of our 2024 Notes and, in such capacity, will receive their proportionate share of any amount of our 2024 Notes that are redeemed with net proceeds of this offering. See “Underwriting (Conflicts of Interest)—Other Relationships” in this prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, restricted cash and capitalization as of June 30, 2021:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of $         million aggregate principal amount of Notes in this offering and the use of a portion of the net proceeds from such sale, after deducting the underwriting discounts and commissions and estimated offering expenses, to redeem all of our 2024 Notes.

You should read this table together with “Use of Proceeds” and “Description of Other Indebtedness” included elsewhere in this prospectus supplement, as well as our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, each of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2021
	Actual	As adjusted (1)
	(in thousands)
Cash and cash equivalents	$69,347	$
Restricted cash	4,588		4,588

Long term debt, including amounts due within one year:
Revolving Credit Facility	$—		$—
Term Loans, net (2)	939,692		939,692
Secured debt, net (3)	78,094		78,094
2024 Notes (4)	300,000		—
2026 Notes (4)	500,000		500,000
2027 Notes (4)	100,000		100,000
2029 Notes (4)	350,000		350,000
Notes offered hereby	—

Total debt	$2,267,786	$
Total equity	$3,383,063		$3,383,063

Total capitalization	$5,650,849	$

(1)

The as adjusted amounts assume the redemption in full of the 2024 Notes, as described under “Use of Proceeds” above, at the estimated aggregate redemption price of approximately $330.8 million (inclusive of an estimated “make-whole” premium of $30.8 million as described in the applicable supplemental indenture) plus approximately $5.0 million of accrued and unpaid interest on the 2024 Notes to, but not including, the redemption date. The actual redemption price for the 2024 Notes may differ.

(2)	Outstanding principal balance for the Term Loans is net of deferred financing costs, net of $6.1 million as of June 30, 2021.
(3)	Secured debt amounts are net of $1.1 million of deferred financing costs, net as of June 30, 2021.
(4)

Outstanding principal balance for the 2024 Notes does not include a discount, net of $0.3 million as of June 30, 2021. Outstanding principal balances for the 2026 Notes and 2027 Notes do not include a premium, net of $8.0 million and $2.6 million, respectively, as of June 30, 2021. Outstanding principal balances for the 2024 Notes and 2027 Notes do not include deferred financing costs, net of $2.5 million and $1.1 million, respectively, as of June 30, 2021. Outstanding principal balance for the 2029 Notes does not include a discount and deferred financing costs, net of $4.5 million and $3.7 million, respectively, as of June 30, 2021.

DESCRIPTION OF OTHER INDEBTEDNESS

2024 Notes

On May 29, 2019, the Operating Partnership and Sabra Capital Corporation (“Sabra Capital” and, together with the Operating Partnership, the “Co-Issuers”) issued $300.0 million aggregate principal amount of 4.80% senior unsecured notes due 2024. In connection with the October 2019 redemption in full of other senior notes of the Co-Issuers (the “2019 Redemption”), Sabra Capital’s obligations as a co-issuer under the 2024 Notes were automatically and unconditionally released and discharged. The 2024 Notes accrue interest at a rate of 4.80% per annum payable semiannually on June 1 and December 1 of each year.

The obligations under the 2024 Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Sabra and Sabra Health Care, L.L.C. In connection with the 2019 Redemption, the other subsidiary guarantors who initially also guaranteed the 2024 Notes were automatically and unconditionally released and discharged from their guarantee obligations with respect to the 2024 Notes.

The 2024 Notes are redeemable at the option of the Operating Partnership, in whole or in part at any time and from time to time, prior to May 1, 2024, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium. The Operating Partnership may also redeem the 2024 Notes on or after May 1, 2024, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date. Assuming the 2024 Notes are not redeemed, the 2024 Notes mature on June 1, 2024.

It is a condition to closing of the Notes that we issue an irrevocable notice of redemption for our 2024 Notes. We intend to redeem the 2024 Notes at a redemption price equal to 100% of the aggregate principal amount of the 2024 Notes, plus accrued and unpaid interest to the redemption date, plus a “make-whole” premium, using a portion of the net proceeds from this offering.

The indenture governing the 2024 Notes contains restrictive covenants that, among other things, limit the ability of Sabra and its subsidiaries (including the Co-Issuers) to: (i) incur or guarantee unsecured indebtedness; (ii) incur or guarantee secured indebtedness; and (iii) merge or consolidate or sell all or substantially all of their assets. In addition, the indenture governing the 2024 Notes requires Sabra and its subsidiaries to maintain Total Unencumbered Assets (as defined in such indenture) of at least 150% of our unsecured indebtedness. As of June 30, 2021, we were in compliance with this financial covenant.

The indenture governing the 2024 Notes provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2024 Notes, the failure to comply with certain covenants and agreements specified in the indenture governing the 2024 Notes for a period of time after notice has been provided, the acceleration of other indebtedness, the failure to pay principal on other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then-outstanding 2024 Notes may become due and payable immediately.

2026 Notes

In connection with our merger with Care Capital Properties, Inc. (“CCP”), on August 17, 2017, the Operating Partnership assumed $500.0 million aggregate principal amount of 5.125% Senior Notes due 2026 issued by Care Capital Properties, LP in July 2016. The 2026 Notes accrue interest at a rate of 5.125% per annum payable semiannually on February 15 and August 15 of each year.

In connection with our merger with CCP, the 2026 Notes are fully and unconditionally guaranteed, on an unsecured basis, by Sabra.

The Operating Partnership may, at its option, redeem the 2026 Notes at any time in whole or from time to time in part prior to their stated maturity. The redemption price for 2026 Notes that are redeemed will be equal to (i) 100% of their principal amount, together with accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption, plus, (ii) if redeemed prior to May 15, 2026, a make-whole premium. Assuming the 2026 Notes are not redeemed, the 2026 Notes mature on August 15, 2026.

The indenture governing the 2026 Notes contains certain covenants that, among other things, limits the ability of Sabra, the Operating Partnership and our subsidiaries to: (i) consummate a merger, consolidate or sell all or substantially all of our consolidated assets and (ii) incur secured or unsecured indebtedness. In addition, we are required to maintain at all times a consolidated Unencumbered Total Asset Value (as defined in such indenture) in an amount not less than 150% of the aggregate outstanding principal amount of our consolidated unsecured debt. As of June 30, 2021, we were in compliance with this financial covenant.

The indenture governing the 2026 Notes provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2026 Notes, the failure to comply with certain covenants and agreements specified in the indenture governing the 2026 Notes for a period of time after notice has been provided, the failure to pay principal on other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then-outstanding 2026 Notes may become due and payable immediately.

2027 Notes

In connection with our merger with CCP, on August 17, 2017, the Operating Partnership assumed $100.0 million aggregate principal amount of unregistered 5.88% Senior Notes due 2027 issued by Care Capital Properties, LP in May 2016. The 2027 Notes accrue interest at a rate of 5.88% per annum payable semiannually on May 17 and November 17 of each year.

In connection with our merger with CCP, the 2027 Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by Sabra and one of its non-operating subsidiaries. In connection with the 2019 Redemption, the other subsidiary guarantors who initially also guaranteed the 2027 Notes were automatically and unconditionally released and discharged from their guarantee obligations with respect to the 2027 Notes.

The Operating Partnership may redeem the 2027 Notes, in whole at any time or in part from time to time, at 100% of the principal amount to be prepaid plus a make-whole premium. Assuming the 2027 Notes are not redeemed, the 2027 Notes mature on May 17, 2027. Assuming the 2027 Notes are not redeemed, the 2027 Notes mature on May 17, 2027.

The agreement governing the 2027 Notes contains restrictive covenants that, among other things, restrict the ability of Sabra, the Operating Partnership and their subsidiaries to: (i) incur or guarantee additional secured or unsecured indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell assets; (v) create liens on their assets; (vi) enter into transactions with affiliates; (vii) merge or consolidate or sell all or substantially all of their assets; (viii) engage in any material new line of business; and (ix) create restrictions on the ability of certain of Sabra’s subsidiaries to pay dividends or other amounts to Sabra. The agreement governing the 2027 Notes also requires us to comply with specified financial covenants, which include a maximum leverage ratio, a maximum secured debt leverage ratio, a maximum unsecured debt leverage ratio, a minimum fixed charge coverage ratio, a minimum net worth, a minimum unsecured interest coverage ratio and a minimum unencumbered debt yield ratio. As of June 30, 2021, we were in compliance with all applicable financial covenants under the 2027 Notes.

The agreement governing the 2027 Notes provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2027 Notes, the failure to comply with certain covenants and agreements specified in the agreement governing the 2027 Notes for a period of time after notice has been provided, the occurrence of any event of default under the documents governing certain other indebtedness, the acceleration of other indebtedness resulting from an event of default under the documents governing such other indebtedness, and certain events of insolvency. In addition, certain change of control events constitute an event of default under the agreement governing the 2027 Notes. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then-outstanding 2027 Notes may become due and payable immediately.

2029 Notes

On October 17, 2019, the Co-Issuers issued $350.0 million aggregate principal amount of 3.90% senior unsecured notes due 2029. In connection with the 2019 Redemption, Sabra Capital’s obligations as a co-issuer under the 2029 Notes were automatically and unconditionally released and discharged. The 2029 Notes accrue interest at a rate of 3.90% per annum payable semiannually on April 15 and October 15 of each year.

The obligations under the 2029 Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Sabra.

The 2029 Notes are redeemable at the option of the Operating Partnership, in whole or in part at any time and from time to time, prior to July 15, 2029, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” premium. The Operating Partnership may also redeem the 2029 Notes on or after July 15, 2029, at a price equal to 100% of the principal amount, together with any accrued and unpaid interest to, but not including, the redemption date. Assuming the 2029 Notes are not redeemed, the 2029 Notes mature on October 15, 2029.

The indenture governing the 2029 Notes contains restrictive covenants that, among other things, limit the ability of Sabra and its subsidiaries (including the Co-Issuers) to: (i) incur or guarantee unsecured indebtedness; (ii) incur or guarantee secured indebtedness; and (iii) merge or consolidate or sell all or substantially all of their assets. In addition, the indenture governing the 2029 Notes requires Sabra and its subsidiaries to maintain Total Unencumbered Assets (as defined in such indenture) of at least 150% of our unsecured indebtedness. As of June 30, 2021, we were in compliance with this financial covenant.

The indenture governing the 2029 Notes provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the 2029 Notes, the failure to comply with certain covenants and agreements specified in the indenture governing the 2029 Notes for a period of time after notice has been provided, the acceleration of other indebtedness, the failure to pay principal on other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then-outstanding 2029 Notes may become due and payable immediately.

Credit Agreement

On September 9, 2019, the Operating Partnership, Sabra and the other parties thereto entered into our fifth amended and restated unsecured credit agreement (the “Credit Agreement”). The Credit Agreement includes a $1.0 billion Revolving Credit Facility, $845 million in U.S. dollar term loans and a CAD $125.0 million Canadian dollar term loan (collectively, the “Term Loans”). Further, up to $175.0 million of the Revolving Credit Facility may be used for borrowings in certain foreign currencies. The Credit Agreement also contains an accordion feature that can increase the total available borrowings to $2.75 billion, subject to terms and conditions.

The Operating Partnership and Sabra Canadian Holdings, LLC are the borrowers under the Credit Agreement, and the obligations of the borrowers under the Credit Agreement are guaranteed, jointly and severally, on an unsecured basis by Sabra and one of its non-operating subsidiaries, subject to release under certain customary circumstances. In connection with the 2019 Redemption, the other subsidiary guarantors who also initially guaranteed the obligations under the Credit Agreement were released from their guarantee obligations with respect to the Credit Agreement.

The Revolving Credit Facility has a maturity date of September 9, 2023, and includes two six-month extension options. $345.0 million of the U.S. dollar Term Loans has a maturity date of September 9, 2023, and the other Term Loans have a maturity date of September 9, 2024.

As of June 30, 2021 and September 17, 2021, we had no amounts outstanding and $1.0 billion available for borrowing under the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility bear interest on the outstanding principal amount at a rate equal to a ratings-based applicable interest margin plus, at the Operating Partnership’s option, either (a) LIBOR or (b) a base rate. The ratings-based applicable interest margin for borrowings will vary based on the Debt Ratings (as defined in the Credit Agreement) and will range from 0.775% to 1.45% per annum for LIBOR based borrowings and 0.00% to 0.45% per annum for borrowings at the base rate. As of June 30, 2021, the interest rate on the Revolving Credit Facility was 1.20%. In addition, the Operating Partnership pays a facility fee ranging between 0.125% and 0.300% per annum based on the aggregate amount of commitments under the Revolving Credit Facility regardless of amounts outstanding thereunder.

The U.S. dollar Term Loans bear interest on the outstanding principal amount at a rate equal to a ratings-based applicable interest margin plus, at the Operating Partnership’s option, either (a) LIBOR or (b) the base rate. The ratings-based applicable interest margin for borrowings will vary based on the Debt Ratings and ranges from 0.850% to 1.650% per annum for LIBOR based borrowings and 0.00% to 0.650% per annum for borrowings at the base rate. As of June 30, 2021, the interest rate on the U.S. dollar Term Loan was 1.35%. The Canadian dollar Term Loan bears interest on the outstanding principal amount at a rate equal to the Canadian Dollar Offered Rate plus an interest margin that will range from 0.850% to 1.650% depending on the Debt Ratings. As of June 30, 2021, the interest rate on the Canadian dollar Term Loan was 1.66%.

The Credit Agreement contains customary covenants that include restrictions or limitations on the ability to pay dividends, incur additional indebtedness, engage in non-healthcare related business activities, enter into transactions with affiliates and sell or otherwise transfer certain assets as well as customary events of default. The Credit Agreement also requires Sabra, through the Operating Partnership, to comply with specified financial covenants, which include a maximum total leverage ratio, a maximum secured debt leverage ratio, a minimum fixed charge coverage ratio, a maximum unsecured leverage ratio, a minimum tangible net worth requirement and a minimum unsecured interest coverage ratio. As of June 30, 2021, we were in compliance with all applicable financial covenants under the Credit Agreement.

The Credit Agreement provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Loans (as defined in the Credit Agreement), the failure to comply with certain covenants and agreements specified in the Credit Agreement for a period of time after notice has been provided, the occurrence of any event of default under the documents governing certain other indebtedness, the acceleration of other indebtedness resulting from an event of default under the documents governing such other indebtedness, and certain events of insolvency. In addition, certain change of control events constitute an event of default under the Credit Agreement. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then-outstanding Loans may become due and payable immediately.

Secured Indebtedness

Of our 423 properties held for investment as of June 30, 2021, 13 are subject to secured indebtedness to third parties that, as of June 30, 2021, totaled approximately $79.2 million or $78.1 million, net of deferred financing costs. As of June 30, 2021 and December 31, 2020, our secured debt consisted of the following (dollars in thousands):

Interest Rate Type	Principal Balance as of June 30, 2021 (1)	Principal Balance as of December 31, 2020 (1)	Weighted Average Effective Interest Rate at June 30, 2021 (2)	Maturity Date
Fixed Rate	$79,200	$80,199	3.40%	December 2021 - August 2051

(1)	Principal balance does not include deferred financing costs, net of $1.1 million as of each of June 30, 2021 and December 31, 2020.
(2)	Weighted average effective interest rate includes private mortgage insurance.

DESCRIPTION OF NOTES

We will issue the Notes under the indenture, dated as of May 23, 2013, among the Parent, the Issuer, Sabra Capital Corporation and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture to be dated as of the Closing Date between the Parent, the Issuer and Wells Fargo Bank, National Association, as trustee (as so supplemented, the “indenture”). The following is a summary of the material provisions of the indenture. This summary does not restate that agreement, and we urge you to read the indenture in its entirety, which is available upon request to Sabra at the address indicated under “Where You Can Find More Information” elsewhere in this prospectus supplement, because it, and not this description, defines your rights as a noteholder.

You can find the definitions of certain capitalized terms used in this description under the subheading “—Certain Definitions.” The term “Operating Partnership” as used in this section refers only to Sabra Health Care Limited Partnership and not any of its subsidiaries, the term “Issuer” as used in this section refers only to Sabra Health Care Limited Partnership and not to any of its subsidiaries and the term “Parent” as used in this section refers only to Sabra Health Care REIT, Inc. and not to any of its subsidiaries.

General

The Notes will be issued in an initial aggregate principal amount of $        million. The Notes will be unsecured senior obligations of the Issuer and will mature on                , 2031. The Notes offered hereby will initially bear interest at a rate of        % per annum, payable semiannually to holders of record at the close of business on the                or the                immediately preceding the interest payment date on                and                of each year, commencing                , 2022.

Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, in accordance with the terms of the indenture.

Interest on the Notes offered hereby will accrue from                , 2021. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, maturity date or redemption date for the Notes is not a Business Day, the required payment will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of the payment subject to delay, with the same force and effect as if made on such interest payment date, maturity date or redemption date, as the case may be.

The Notes offered hereby will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of Notes offered hereby, but the Issuer is entitled to require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

Subject to the covenants described below under “—Covenants” and applicable law, the Issuer is entitled to issue additional Notes under the indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided that if the Notes issued on the Closing Date and the additional Notes are not fungible for U.S. federal income tax purposes then the additional Notes will be issued under a separate CUSIP number.

Parent Guaranty

The Notes offered hereby will be guaranteed on an unsecured senior basis by the Parent. The Guaranty will be unconditional regardless of the enforceability of the Notes and the indenture.

Optional Redemption

The Notes will be redeemable at the option of the Issuer, in whole or in part at any time and from time to time, upon not less than 15 days’ nor more than 60 days’ notice. If the Notes are redeemed prior to the Par Call Date, the redemption price will be equal to the greater of:

(1) 100% of the principal amount of the Notes being redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus                 basis points;

plus, in each case of (1) and (2) above, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

If the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

“Par Call Date” means                , 2031.

“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published by the Federal Reserve System (or companion online data resource published by the Federal Reserve System) and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by the Issuer.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the arithmetic mean (rounded to the nearest one-hundredth of one percent) of the yield to maturity for each of the five most recent days available through the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to the Par Call Date of the Notes as of the redemption date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Treasury Rate, the most recent Statistical Release published at least three Business Days prior to the date of the notice of redemption shall be used.

Selection and Notice of Redemption for Optional Redemptions

In the event that the Issuer elects to redeem less than all of the Notes, selection of the Notes for redemption will be made by the trustee by lot or by such method as the trustee will deem fair and appropriate subject to the applicable procedures of the depositary.

No Notes of a principal amount of $2,000 or less will be redeemed in part. Notice of redemption will be delivered electronically or mailed by first-class mail or as otherwise provided in accordance with the procedures of DTC at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the indenture. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Sinking Fund

There will be no sinking fund payments for the Notes.

Ranking

The Notes will be senior unsecured obligations of the Issuer, and will rank senior in right of payment to all of the existing and future subordinated Indebtedness of the Issuer and equal in right of payment with all other existing and future senior unsecured Indebtedness of the Issuer, including the indebtedness under the Credit Agreement and the senior unsecured notes. The Notes will be effectively subordinated to all of the Issuer’s and the Parent’s Secured Indebtedness to the extent of the value of the assets securing such debt including mortgage indebtedness, and will be structurally subordinated to all Indebtedness and other liabilities of any Subsidiaries of the Parent (other than the Issuer). As of June 30, 2021, after giving effect to (i) this offering and (ii) the use of the net proceeds from this offering to redeem all of the 2024 Notes:

(i) we would have had approximately $                of unsecured Indebtedness outstanding;

(ii) we would have had approximately $78.1 million of Secured Indebtedness outstanding; and

(iii) we would have had $1,000.00 million available for borrowing under the Revolving Credit Facility.

The Guaranty will be a senior unsecured obligation of the Parent and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Parent and equal in right of payment with all existing and future senior unsecured Indebtedness of the Parent, including its guarantee of obligations under the Credit Agreement. The Guaranty will be effectively subordinated to all of the Secured Indebtedness of the Parent, to the extent of the value of the assets securing such Indebtedness, and will be structurally subordinated to all Indebtedness and other liabilities of any Subsidiaries of the Parent (other than the Issuer).

Covenants

The indenture will contain, among others, the following covenants in respect of the Notes:

Limitation on Indebtedness

(1) The Parent will not, and will not permit any of its Subsidiaries (including the Issuer) to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Parent and its Subsidiaries on a consolidated basis is greater than 60% of Parent’s Adjusted Total Assets; provided, however, that such limitation on Indebtedness will not apply to (a) the Guaranty, (b) other Indebtedness existing on the Closing Date and (c) guarantees of Indebtedness Incurred by any Subsidiary that is subordinated in right of payment to the Notes.

(2) The Parent will not, and will not permit any of its Subsidiaries (including the Issuer) to, Incur any Secured Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Parent and its Subsidiaries (including the Issuer) on a consolidated basis is greater than 40% of Parent’s Adjusted Total Assets.

(3) The Parent will not, and will not permit any of its Subsidiaries (including the Issuer) to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Parent and its Subsidiaries on a consolidated basis would be less than 1.5 to 1.0.

(4) Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that the Parent or any of its Subsidiaries may Incur pursuant to this “Limitation on Indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

(5) For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, however, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Maintenance of Total Unencumbered Assets

The Parent and its Subsidiaries will maintain Total Unencumbered Assets as of the end of each fiscal quarter of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Parent and its Subsidiaries on a consolidated basis as of the end of each fiscal quarter.

Consolidation, Merger and Sale of Assets

The Parent will not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Parent unless:

(1) the Parent shall be the continuing Person, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired such property and assets of the Parent shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Parent on its Guaranty and under the indenture (provided that in the case of a limited liability company, partnership (including a limited partnership) or trust, solely to the extent required by the 2024 Notes, there shall also be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof which shall expressly jointly with such limited liability company, partnership (including a limited partnership) or trust, assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Parent on its Guaranty and under the indenture);

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable Four Quarter Period, on a pro forma basis the Issuer, or any Person becoming the successor obligor of the Notes, as the case may be, (a) could Incur at least $1.00 of Indebtedness under paragraphs (1) and (3) of the “Limitation on Indebtedness” covenant or (b) could incur at least $1.00 of Indebtedness under paragraph (1) of the “Limitation of Indebtedness” covenant and the Interest Coverage Ratio would improve; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Subsidiary; and

(4) the Parent delivers to the trustee an officer’s certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Parent, or the Person (if other than the Parent) formed by such consolidation or into which the Parent is merged or that acquired all or substantially all of the Parent’s and its Subsidiaries’ property and assets;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Parent, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Parent; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

The Parent will not permit the Issuer to consolidate with or merge with or into, or convey or transfer, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not the Issuer) shall be a Person organized and existing under the laws of the jurisdiction under which the Issuer was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a supplemental indenture, all the obligations of the Issuer under the Notes;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Parent delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the indenture and, with respect to the opinion of counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuer, the Parent and the surviving Persons.

Notwithstanding any of the foregoing and for the avoidance of doubt, the lease of all or substantially all of the assets of the Parent and its Subsidiaries shall not be subject to this covenant.

SEC Reports and Reports to Holders

For so long as the Notes remain outstanding, the Parent shall file with the Securities and Exchange Commission (the “SEC”) all such documents, reports and other information as it is required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act; provided, however, that, if filing such documents by the Parent with the SEC is not permitted under the Exchange Act or if at any time the Parent is not subject to Sections 13 or 15(d) of the Exchange Act, the Parent shall, within 15 days after the time the Parent would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) under the Exchange Act, provide to the trustee such documents, reports or other material disclosures as it would have been required to file with the SEC by Sections 13 or 15(d) of the Exchange Act, upon written request supply copies of such documents and reports to any holder and, at its option, shall post such documents and reports on the Parent’s public website or post such documents and reports on Intralinks or any comparable password protected online data system requiring user identification and a confidentiality agreement (a “Confidential Datasite”). If the Parent elects to furnish such reports and information via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to holders, beneficial owners of, and bona fide prospective investors in the Notes as well as securities analysts and market makers. The Parent shall supply the trustee and each holder, without cost to the trustee or such holder, copies of such reports and other information. Delivery of such information, documents and reports to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on officers’ certificates).

So long as permitted by the SEC, at any time that the Parent holds directly any material assets (including Capital Stock) other than the Capital Stock of the Issuer and such other assets taken together would represent 5% or more of the Total Assets of the Parent and its Subsidiaries as of the latest quarterly financial statements, then the quarterly and annual financial information required by this covenant will include a reasonably detailed presentation, either in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or any other comparable section, of the financial condition and results of operations of the Issuer and its Subsidiaries separate from the financial condition and results of operations of such other material assets of the Parent.

The Parent shall also, within a reasonably prompt period of time following the disclosure of the annual and quarterly information required above, conduct a conference call with respect to such information and results of operations for the relevant reporting period. No fewer than three Business Days prior to (i) the disclosure of the annual, quarterly and periodic information required above and (ii) the date of the conference call required to be held in accordance with the preceding sentence, the Parent shall issue a press release to the appropriate internationally recognized wire services announcing the date that such information will be available and the time and date of such conference call.

Notwithstanding anything herein to the contrary, the Parent will not be deemed to have failed to comply with any of its obligations under this covenant for purposes of clause (4) under “Events of Default” until 30 days after the date any report hereunder is due.

Events of Default

Events of Default under the indenture include the following:

(1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

(3) default in the performance or breach of the provisions in the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Parent;

(4) the Parent defaults in the performance of or breaches any other covenant or agreement of the Parent in the indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for 60 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the Notes;

(5) there occurs with respect to any issue or issues of Indebtedness of the Parent or any Significant Subsidiary having an outstanding principal amount of $50 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

•

an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

•

the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final and non-appealable judgment or order (not covered by insurance) for the payment of money in excess of $50 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

•	shall be rendered against the Parent or any Significant Subsidiary and shall not be paid or discharged, and

•

there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court of competent jurisdiction enters a decree or order for:

•	relief in respect of the Parent or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

•

appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or any Significant Subsidiary or for all or substantially all of the property and assets of the Parent or any Significant Subsidiary, or

•

the winding up or liquidation of the affairs of the Parent or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(8) the Parent or any Significant Subsidiary:

•

commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

•

consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Parent or such Significant Subsidiary or for all or substantially all of the property and assets of the Parent or such Significant Subsidiary, or

•	effects any general assignment for the benefit of its creditors; or

(9) the Guaranty shall for any reason cease to be in full force and effect (except as otherwise not prohibited by the indenture) or be declared null and void or any responsible officer of the Parent denies that it has any further liability under the Guaranty or gives written notice to such effect, in each case other than by reason of the termination of the indenture or the release of the Guaranty in accordance with the indenture.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Parent or the Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Parent or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) above occurs with respect to the Parent or the Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

•

all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

•	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. As to the waiver of defaults, see “—Modification and Waiver.”

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided, however, that the trustee may refuse to follow any direction that conflicts with any law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction; provided, further, that the trustee may take any other action it deems proper that is not inconsistent with any such direction received from holders of Notes. A holder may not pursue any remedy with respect to the indenture or the Notes unless:

(1) the holder gives the trustee written notice of a continuing Event of Default;

(2) the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the trustee to pursue the remedy;

(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

A holder may not use the indenture to prejudice the rights of another holder or to obtain a preference or priority over such other holder.

The indenture requires certain officers of the Parent to certify, on or before a date not more than 120 days after the end of each fiscal year of the Parent, that a review has been conducted of the activities of the Parent and its Subsidiaries and of its performance under the indenture and that the Parent has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Parent will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture within 30 days of becoming aware of any such default unless such default has been cured before the end of the 30 day period.

Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Parent as a guarantor of the Notes discharged with respect to all outstanding Notes (“Legal Defeasance”) and cure all then existing Events of Default. Legal Defeasance means that the Issuer and the Parent shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Guaranty, and the indenture shall cease to be of further effect as to all outstanding Notes and the Guaranty, except as to:

(1) rights of holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties, and immunities of the trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Parent released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether they previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the Notes;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions:

a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens on the deposited funds in connection therewith);

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than the indenture) to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound (other than any such Default or default relating to any Indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens on the deposited funds in connection therewith);

(6) the Issuer shall have delivered to the trustee an officer’s certificate stating that the deposit was not made by them with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) the Issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officer’s certificate, clauses (1) through (6) as applicable and in the case of the opinion of counsel clauses (2) or (3) as applicable and clause (5) of this paragraph have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the indenture) as to all outstanding Notes when:

(1) either:

a)

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation, or

b)

all Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under the indenture by the Parent or the Issuer; and

(3) the Issuer has delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, the Notes;

(2) reduce the principal amount of, or premium, if any, or interest on, the Notes;

(3) change the place of payment of principal of, or premium, if any, or interest on, the Notes;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of the Notes;

(5) reduce the above-stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend the indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7) voluntarily release the Guaranty, except as permitted by the indenture;

(8) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

(9) modify or change any provisions of the indenture affecting the ranking of the Notes as to right of payment or the Guaranty in any manner adverse to the holders of the Notes.

Notwithstanding the preceding, without the consent of any holder, the Parent, the Issuer and the trustee may amend the indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Parent or the Issuer under the indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add guarantees with respect to the Notes;

(5) to secure the Notes or the Guaranty;

(6) to add to the covenants of the Parent or the Issuer for the benefit of the holders or to surrender any right or power conferred upon the Parent or the Issuer;

(7) to add any additional Events of Default for all or any of the Notes;

(8) to make any change that does not adversely affect the rights of any holder in any material respect;

(9) to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(10) to make any amendment to the provisions of the indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(11) to conform the text of the indenture or the Guaranty or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a substantially verbatim recitation of a provision of the indenture or the Guaranty or the Notes, as conclusively evidenced by an officer’s certificate delivered to the trustee;

(12) to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indenture;

(13) to provide for a reduction in the minimum denominations of the Notes;

(14) to comply with the rules of any applicable securities depositary; or

(15) to provide for the issuance of additional Notes and related guarantees in accordance with the limitations set forth in the indenture.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if such consent approves the substance thereof.

A consent to any amendment, supplement or waiver under the indenture by any holder that is given in connection with an exchange or a tender of such holder’s Notes shall not be rendered invalid by such tender or exchange.

After an amendment, supplement or waiver under the indenture becomes effective, the Parent is required to electronically send or mail to holders affected thereby a notice briefly describing such amendment, supplement or waiver. However, any failure of the Parent to give such notice to all such holders, or any defect therein, will not in any way impair or affect the validity of the amendment, supplement or waiver.

The trustee shall not have any obligation to determine whether or not an amendment to the indenture adversely affects the rights of any holder in any material respect.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent or the Issuer in the indenture, or in any of the Notes or the Guaranty or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Parent or the Issuer or of any successor Person thereof. Each holder, by accepting the Notes, waives and releases all such liability. Such waiver and release is part of the consideration for issuance of the Notes.

Concerning the Trustee

The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Parent or the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Certain Definitions

Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

“2024 Notes” means the Issuer’s $300.0 million initial aggregate principal amount of 4.80% senior unsecured notes due 2024.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Parent or charges resulting from the redemption of preferred stock of the Parent) of the Parent and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

(1) the net income of any Person, other than the Parent or a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or any of its Subsidiaries by such Person during such period;

(2) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, unless such restrictions with respect to the declaration and payment of dividends or distributions have been properly waived for such entire period; provided, however, that Adjusted Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments made in cash (or to the extent converted into cash) or Temporary Cash Investments to the Parent or a Subsidiary thereof in respect of such period, to the extent not already included therein;

(3) the cumulative effect of non-cash charges resulting from a change in accounting principles; and

(4) any after-tax gains or losses attributable to Asset Sales.

“Adjusted Total Assets” means, for any Person, the sum of:

(1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date; and

(2) any increase in Total Assets following the end of such quarter determined on a pro forma basis, including any pro forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means:

(1) an investment by the Parent or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Parent or any of its Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such investment; or

(2) an acquisition by the Parent or any of its Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Parent or any of its Subsidiaries, other than to the Parent, the Issuer or another Subsidiary, of:

(1) all or substantially all of the Capital Stock of any Subsidiary of the Parent; or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more properties, of the Parent or any of its Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition, including by way of merger, consolidation or Sale and Leaseback Transaction, in one transaction or a series of related transactions by the Parent or any of its Subsidiaries to any Person other than the Parent, the Issuer or any of their Subsidiaries of:

(1) all or any of the Capital Stock of any Subsidiary of the Parent;

(2) all or substantially all of the assets that constitute a division or line of business of the Parent or any of its Subsidiaries; or

(3) any property and assets of the Parent or any of its Subsidiaries outside the ordinary course of business of the Parent or such Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Parent;

provided, however, that “Asset Sale” shall not include:

•	the lease or sublease of any Real Estate Asset;

•	sales, leases, assignments, licenses, sublicenses, subleases or other dispositions of inventory, receivables and other current assets;

•	the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Parent as permitted under the “Consolidation, Merger and Sale of Assets” covenant;

•	the license or sublicense of intellectual property or other general intangibles;

•

the issuance of Capital Stock by a Subsidiary in which the percentage interest (direct and indirect) in the Capital Stock of such Person owned by the Parent after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

•	any issuance of Capital Stock (other than Disqualified Stock) by the Operating Partnership in order to acquire assets used or useful in a Permitted Business;

•	the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

•	sales, transfers or other dispositions of assets with a fair market value not in excess of $50.0 million in any transaction or series of related transactions;

•	sales or other dispositions of cash or Temporary Cash Investments;

•	the creation, granting, perfection or realization of any Lien permitted under the indenture;

•

the lease, assignment or sublease of property in the ordinary course of business so long as the same does not materially interfere with the business of the Parent and its Subsidiaries, taken as a whole; and

•

sales, exchanges, transfers or other dispositions of damaged, worn-out or obsolete or otherwise unsuitable or unnecessary equipment or assets that, in the Parent’s reasonable judgment, are no longer used or useful in the business of the Parent or its Subsidiaries and any sale or disposition of property in connection with scheduled turnarounds, maintenance and equipment and facility updates.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

“Bank Agent” means Bank of America, N.A. in its capacity as administrative agent under the Credit Agreement, and any successor thereto in such capacity.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person. For clarity purposes, GAAP for purposes of this definition shall be deemed GAAP as reflected in and in effect on the date of the Audited Financial Statements, notwithstanding any change in GAAP relating thereto.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Closing Date” means                 , 2021.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of the Operating Partnership, as defined in the Operating Partnership’s limited partnership agreement.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

(1) Consolidated Interest Expense;

(2) provision for taxes based on income or profits or capital gains, including federal, state, provincial, franchise, excise and similar taxes and foreign withholding taxes;

(3) depreciation and amortization (including without limitation amortization or impairment write-offs of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period);

(4) all extraordinary or non-recurring gain or loss or expense as determined reasonably and in good faith by the Parent, together with any related provision for taxes;

(5) all non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), including i) stock based compensation expense and ii) any impairment charge or asset write-offs or write-downs related to intangible assets (including goodwill) and long-lived assets pursuant to GAAP, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Parent and its Subsidiaries in conformity with GAAP;

(6) proceeds from any business interruption insurance;

(7) non-controlling interests;

(8) income or expenses attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP; and

(9) gains or losses on disposition of depreciable real estate investments, property valuation losses and impairment charges.

Notwithstanding the preceding, the income taxes of, and the depreciation and amortization and other non-cash items of, a Subsidiary shall be added (or subtracted) to Adjusted Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that net income of such Subsidiary was included in calculating Adjusted Consolidated Net Income.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense, less the aggregate amount of interest income for such period, in respect of Indebtedness of the Parent and the Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including (without duplication):

•	the interest portion of any deferred payment obligations;

•	all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

•	the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Parent or any of its Subsidiaries; and

•

all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Parent and its Subsidiaries; excluding, to the extent included in interest expense above, (A) the amount of such interest expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis in conformity with GAAP and (B) (i) accretion of accrual of discounted liabilities not constituting Indebtedness, (ii) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (iv) non-cash costs associated with the Interest Rate Agreements and Currency Agreements.

“Credit Agreement” means the Fifth Amended and Restated Credit Agreement effective September 9, 2019 by and among the Operating Partnership and Sabra Canadian Holdings, LLC, together, the borrowers, the Parent and the other guarantors from time to time party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including any guarantee agreements and security documents).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed on or prior to the date that is 91 days after the Stated Maturity of the Notes;

(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time on or prior to the date that is 91 days after the Stated Maturity of the Notes (other than into shares of Capital Stock that is not Disqualified Stock); or

(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Notes.

Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Disqualified Stock shall not include Common Units.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. For purposes of determining compliance with the provisions of the indenture described under the caption “—Covenants,” any determination that the fair market value of assets other than cash or Temporary Cash Investments is equal to or greater than $100.0 million will be as determined in good faith by the Board of Directors of the Parent, whose determination shall be conclusive if evidenced by a Board Resolution, and otherwise by the principal financial officer of the Parent acting in good faith, each of whose determination will be conclusive.

“Four Quarter Period” means, for purposes of calculating the Interest Coverage Ratio with respect to any Transaction Date, the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the “—Covenants—SEC Reports and Reports to Holders” covenant (or if no such reports have yet been required to be filed with the SEC, for which internal financial statements are available).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of any required calculation or determination, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis. For clarity purposes, in determining whether a lease is a Capitalized Lease or an operating lease and whether interest expense exists, such determination shall be made in accordance with GAAP as reflected in and in effect on the date of the Audited Financial Statements for all purposes of the indenture, notwithstanding any change in GAAP relating thereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranty” means the Guarantee by the Parent for payment of the Notes by the Parent.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement);

(4) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

(8) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

•

the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP;

•	Indebtedness shall not include any liability for foreign, federal, state, local or other taxes;

•

for the avoidance of doubt, Indebtedness of the Parent or any Subsidiary shall not include any liability required to be recognized as a result of variable interest accounting that the Parent or such Subsidiary is not otherwise legally liable for;

•

Indebtedness shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

•

Indebtedness shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices; and

•	Indebtedness shall not include intercompany indebtedness.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:

•	the aggregate amount of Consolidated EBITDA for the then applicable Four Quarter Period to

•	the aggregate Consolidated Interest Expense during such Four Quarter Period.

In making the foregoing calculation,

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(3) pro forma effect shall be given to Asset Dispositions, Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period or subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period and after giving effect to Pro Forma Cost Savings;

(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions, (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act and (iii) Pro Forma Cost Savings) that have been made by any Person that has become a Subsidiary or has been merged with or into the Parent or any of its Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

(5) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Subsidiaries following the Transaction Date;

(6) interest on Indebtedness that may optionally be determined at an interest rate based on a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if not, then based upon such operational rate chosen as the Parent may designate;

(7) interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based on the average daily balance of such Indebtedness during the applicable period except as set forth in clause (1) of this definition; and

(8) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. provided, however, that to the extent that clauses (3) and (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition, Asset Disposition, Permitted Mortgage Investment, asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more properties, of the Person that is acquired or disposed of to the extent that such financial information is available or otherwise a reasonable estimate thereof is available.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Permitted Business” means any business activity (including Permitted Mortgage Investments) in which the Parent and its Subsidiaries are engaged or propose to be engaged in (as described in this prospectus supplement) on the Closing Date, any business activity related to properties customarily constituting assets of a healthcare REIT, or any business reasonably related, ancillary or complementary thereto, or reasonable expansions or extensions thereof.

“Permitted Mortgage Investment” means any investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility, medical office or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property (such as, for clarity purposes, behavioral health facilities, including addiction treatment centers).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including all series and classes of such preferred or preference stock.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition or (2) implemented and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs, all such costs to be determined in good faith by the chief financial officer of the Parent.

“Real Estate Assets” of a Person means, as of any date, the tangible and intangible real estate assets (including investments in direct financing leases) of such Person and its Subsidiaries on such date, on a consolidated basis determined in accordance with GAAP.

“Real Estate Revenues” means, with respect to any Real Estate Asset of the Parent and its Subsidiaries owned as of the closing of the Separation and the REIT Conversion Merger, the annualized cash rental revenues generated by such Real Estate Asset during the three months ended March 31, 2013.

“REIT Conversion Merger” means the merger of Sun Healthcare Group, Inc. with and into the Parent, with the Parent surviving the merger and holders of Sun Healthcare Group, Inc. common stock receiving shares of Parent common stock in exchange for shares of Sun Healthcare Group, Inc. common stock.

“Revolving Credit Facility” means the revolving credit facility under the Credit Agreement.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Parent or any Subsidiary of any property, whether owned by the Parent or any such Subsidiary at the Closing Date or later acquired, which has been or is to be sold or transferred by the Parent or any such Subsidiary to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Parent or any of its Subsidiaries; provided that in no event shall the obligations under the Credit Agreement constitute “Secured Indebtedness” as a result of any security interest granted to the Bank Agent, any issuer of a letter of credit under the Credit Agreement or any swing line lender under the Credit Agreement, solely in any cash collateral or any account or other property, including proceeds thereof, established for the purpose of securing obligations in respect of letter of credit and/or swing line loans under the Credit Agreement, exchange rate fluctuations or otherwise to the extent required pursuant to Section 2.17 of the Credit Agreement as in effect on the Closing Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Separation” means the distribution by Sun Healthcare Group, Inc. to the holders of Sun Healthcare Group, Inc. common stock on a pro rata basis all of the outstanding shares of common stock of SHG Services, Inc. (which was renamed Sun Healthcare Group, Inc. in connection with such distribution), together with an additional cash distribution.

“Significant Subsidiary,” with respect to any Person, means any subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“S&P” means Standard & Poor’s Ratings Services and its successors.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable, provided, that Stated Maturity shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Temporary Cash Investment” means any of the following:

(1) United States dollars;

(2) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

(3) time deposits accounts, term deposit accounts, time deposits, bankers’ acceptances, certificates of deposit, Eurodollar time deposits and money market deposits maturing within twelve months or less of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with a bank meeting the qualifications described in clause (3) above;

(5) commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Parent) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

(6) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(7) any fund investing substantially all of its assets in investments that constitute Temporary Cash Investments of the kinds described in clauses (1) through (6) of this definition.

“Total Assets” means, for any Person as of any date, the sum of (i) in the case of any Real Estate Assets that were owned as of the closing of the Separation and REIT Conversion Merger, the Real Estate Revenues specified for such Real Estate Assets, divided by 0.095, plus (ii) the cost (original cost plus capital improvements before depreciation and amortization) of all Real Estate Assets acquired after the closing of the Separation and REIT Conversion Merger that are then owned by such Person or any of its Subsidiaries and (iii) the book value of all assets (excluding Real Estate Assets and non-lease intangibles) of such Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Total Unencumbered Assets” means, for any Person as of any date, the Total Assets of such Person and its Subsidiaries as of such date, that do not secure any portion of Secured Indebtedness, on a consolidated basis determined in accordance with GAAP; provided, however, that in determining Total Unencumbered Assets as a percentage of the outstanding Unsecured Indebtedness for purposes of the covenant set forth above in “Covenants—Maintenance of Total Unencumbered Assets,” all investments by the Parent and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Parent or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

“Unsecured Indebtedness” means any Indebtedness of the Parent or any of its Subsidiaries that is not Secured Indebtedness.

“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Notes initially will be represented by one or more temporary global notes in registered form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its partnership nominee, CEDE & CO., in each case for credit to an account of a direct or indirect participant in DTC as described below. The deposit of the Global Notes with DTC and their registration in the name of CEDE & CO. or such other nominee effect no change in beneficial ownership.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its partnership nominee, CEDE & CO. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuer that DTC is a limited-purpose trust company organized under the New York Banking Law created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as U.S. and non-U.S. banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. The ownership interest of each actual purchaser of the Notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the Participant and Indirect Participants’ records. DTC has no knowledge of the actual beneficial owners of the Notes. DTC’s records reflect only the identity of the Participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings from the Participants and Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Global Notes will be effected only through entries made on the books of Participants and Indirect Participants acting on behalf of beneficial owners.

DTC has also advised the Issuer that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some jurisdictions require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer or pledge beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture governing the Notes for any purpose. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the person is not a Participant or Indirect Participant, on the procedures of the Participant or Indirect Participant through which such person owns its interest, to exercise any rights of a holder under the indenture governing the Notes.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its partnership nominee, CEDE & CO., or such other nominee as may be requested by an authorized representative of DTC, will be payable to DTC in its capacity as the registered Holder under the indenture governing the Notes. Under the terms of the indenture governing the Notes, the Issuer and the trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuer, the trustee nor any agent of the Issuer or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuer. Neither the Issuer nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuer nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer fails to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act; or

(2) the Issuer, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture governing the Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and/or Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuer will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activities in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

In connection with any proposed transfer outside DTC, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. The trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of a Note by an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) whether or not subject to ERISA, a plan, individual retirement account or other arrangement that is subject to Section 4975 of the Code, plans that are subject to provisions of any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered under ERISA, the Code or any applicable Similar Law to constitute the assets of any such plan, account or arrangement. Each of the foregoing is referred to in this prospectus supplement as a “Plan.”

General Fiduciary Matters

ERISA and the Code impose certain duties on any person who is a fiduciary of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and any of its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment of the assets of any Plan in a Note, a fiduciary of the Plan should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any applicable Similar Law, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Law.

In addition, a fiduciary of a Plan should consider the fact that none of the Company, the underwriters or any of our or their respective affiliates (each, a “Transaction Party”) will act as a fiduciary to any Plan with respect to the Plan’s decision to invest in the Notes. None of the Company, the underwriters or any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to any Plan’s decision to invest in the Notes.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit an ERISA Plan from engaging in certain specified transactions involving plan assets with any person or entity that constitutes a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of an ERISA Plan that engages in such a nonexempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of a Note by an ERISA Plan with respect to which any Transaction Party or the purchaser or subsequent transferee of a Note is considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of a Note. These class exemptions include, without limitation, PTCE 84-14 relating to transactions involving plans whose assets are managed by a qualified professional asset manager (QPAM), PTCE 90-1 relating to certain acquisitions and/or holdings by insurance company pooled separate accounts, PTCE 91-38 relating to transactions by bank collective investment funds, PTCE 95-60 relating to insurance company general account assets and PTCE 96-23, relating to transactions determined by in-house asset managers, although there can be no assurance that any or all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide a statutory exemption for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan fiduciary has made a determination that there is adequate consideration for the transaction.

Other Plans, including governmental and church plans, that are subject to Similar Law may be subject to similar requirements under any applicable Similar Law.

Because of the foregoing, a Note should not be purchased or held by any person investing the assets of any Plan, unless such purchase and holding of a Note (i) will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or qualifies for an applicable statutory, class or individual prohibited transaction exemption from such provisions and (ii) will not constitute a violation of any applicable Similar Law.

Representation

Accordingly, by acceptance of a Note, or any interest therein, each purchaser and subsequent transferee will be deemed to have represented and warranted that either: (i) no portion of the assets used by such purchaser or transferee to acquire or hold a Note constitutes the assets of any Plan; or (ii) the acquisition and holding of a Note by such purchaser or transferee will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or qualifies for an applicable statutory, class or individual prohibited transaction exemption from such provisions, and will not constitute a violation of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries and other persons considering acquiring a Note on behalf of, or with the assets of, any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any applicable Similar Law to such investment and whether an exemption would be applicable to the purchase and holding of a Note.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax consequences of purchasing, owning and disposing of the Notes. This summary applies to you only if you are a beneficial owner of a Note and you acquire the Note for cash in this offering for a price equal to the issue price of such Note. The issue price of a Note is the first price at which a substantial amount of that series of Notes is sold for money other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary deals only with Notes held as capital assets (generally, investment property) and does not address special U.S. federal income tax rules that may be applicable to certain categories of beneficial owners of Notes, such as:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding Notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to the alternative minimum tax;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•

accrual method taxpayers required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement; and

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities.

Neither the term “non-U.S. holder” nor the term “U.S. holder” includes a partnership for U.S. federal tax purposes. If you are a partnership (or an entity or arrangement classified as a partnership for U.S. federal tax purposes) holding Notes or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level, and you should consult your own tax advisor regarding the U.S. federal income tax consequences of purchasing, owning and disposing of the Notes.

This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. In addition, this summary does not discuss any tax consequences resulting from the Medicare tax on certain investment income, estate or gift tax consequences, U.S. state or local income or foreign income tax consequences, U.S. federal laws other than those pertaining to the U.S. federal income tax, or any other tax consequences. This summary is based on U.S. federal income tax law, including the Code, Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of purchasing, owning and disposing of Notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the purchase, ownership or disposition of the Notes. Before you purchase Notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the Notes that may be applicable to you.

U.S. Holders

The following summary applies to you only if you are a U.S. holder (as defined below).

Definition of a U.S. Holder

A “U.S. holder” is a beneficial owner of a Note or Notes that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Stated Interest

Stated interest on your Notes will be taxed as ordinary interest income. In addition:

•	if you use the cash method of accounting for U.S. federal income tax purposes, you will have to include the stated interest on your Notes in your gross income at the time you receive the interest; and

•	if you use the accrual method of accounting for U.S. federal income tax purposes, you will have to include the stated interest on your Notes in your gross income at the time the interest accrues.

Sale or Other Taxable Disposition of Notes

Upon the sale, redemption, retirement, exchange, or other taxable disposition (each a “disposition”) of your Notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•

your amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in gross income, in the manner described under “—U.S. Holders—Stated Interest”); and

•	your tax basis in the Notes.

Your tax basis in the Notes generally will be equal to the amount you paid for the Notes. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the disposition you have held the Notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. holder, under current law, your long-term capital gain generally is subject to a preferential rate of U.S. federal income tax.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments of stated interest on the Notes and to the proceeds of a disposition of the Notes received by a U.S. holder.

In general, “backup withholding” (currently at a rate of 24%) may apply:

•	to payments made to you of stated interest on your Note, and

•	to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your Note,

if you are a U.S. holder and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules and you do not otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a Note and you are neither a U.S. holder (as defined above) nor a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) (a “non-U.S. holder”).

U.S. Federal Withholding Tax

Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax generally will not apply to payments of stated interest on your Notes under the “portfolio interest” exception of the Code, provided that:

•

you do not, directly or indirectly, actually or constructively, own ten percent or more of the capital or profits interest in the Issuer within the meaning of Section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to the Issuer through sufficient stock ownership (as provided in the Code);

•	you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	such stated interest is not effectively connected with your conduct of a U.S. trade or business.

In addition, to qualify for the “portfolio interest” exception, you will be required to provide a signed written statement, on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Code to:

•	the applicable withholding agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your Notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received the signed, written statement described above from you and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States, or (2) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon disposition of your Note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA.

U.S. Federal Income Tax

Except for the possible application of U.S. federal withholding tax (see “—Non-U.S. Holders—U.S. Federal Withholding Tax” above) and backup withholding tax (see “—Non-U.S. Holders—Backup Withholding and Information Reporting” below) and FATCA, you generally will not be subject to U.S. federal income tax on payments of principal of and stated interest on your Notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the disposition of your Notes unless:

•

in the case of stated interest payments or disposition proceeds representing accrued stated interest you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your Notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Code); or

•

any stated interest or gain is effectively connected with your conduct of a U.S. trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. “permanent establishment” maintained by you.

If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your Notes is effectively connected with the conduct of such trade or business, the stated interest or gain generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. holder (although the stated interest will be exempt from the withholding discussed in the preceding paragraphs if you provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption), unless an applicable income tax treaty provides otherwise. In addition, if you are a non-U.S. holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.

Backup Withholding and Information Reporting

Backup withholding will not apply to payments of interest made on the Notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Code as described in “—Non-U.S. Holders—U.S. Federal Withholding Tax” above, and provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and to you payments of stated interest on the Notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your Notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your Notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside of the United States, if you sell your Notes through a non-U.S. office of a broker that is a “United States person” (as defined in the Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise qualify for an exemption. If you receive payment of the proceeds from a sale of your Notes through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise qualify for an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (including interest paid on the Notes) and (ii) subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including a sale, redemption, retirement at maturity or other disposition of the Notes). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to payments made to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. holder or a non-U.S. holder holds its Notes will affect the determination of whether such withholding is required. We will not pay any additional amounts to U.S. holders or non-U.S. holders in respect of any amounts withheld under FATCA. U.S. holders that own their interests in a Note through a foreign entity or intermediary, and non-U.S. holders, are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite such underwriter’s name in the following table:

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$
BofA Securities, Inc.	$
Credit Agricole Securities (USA) Inc.	$
J.P. Morgan Securities LLC	$

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less concessions not in excess of          % of the principal amount of the Notes. Any such dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to         % of the principal amount of the Notes. After the initial offering, the public offering price, concessions or any other terms of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $0.7 million and are payable by us. We have agreed to reimburse the underwriters for certain accountable expenses in connection with this offering.

New Issues of Notes

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or seek the admission of the Notes for quotation through any automated inter-dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at their discretion at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at discounts from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. See “Risk Factors—Risks Relating to the Notes—An active trading market may not develop for the Notes, which may hinder your ability to liquidate your investment.”

No Sales of Similar Securities

We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending on the closing date of the offering, without first obtaining the prior written consent of each of Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and J.P. Morgan Securities LLC directly or indirectly, sell, offer, contract or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of Sabra or the Issuer having a tenor of more than one year, options or rights to acquire any such debt securities or securities exchangeable for or convertible into such debt securities of Sabra or the Issuer, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes, or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

We expect that delivery of the Notes will be made to investors on or about                 , 2021, which will be the                 business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day before the date of delivery should consult their own advisors.

Other Relationships

As described under “Use of Proceeds,” we intend to use a portion of the net proceeds from this offering to redeem all of our 2024 Notes.

Affiliates of certain of the underwriters may hold positions in our 2024 Notes that are intended to be redeemed with net proceeds of this offering. As a result, affiliates of such underwriters will receive a portion of the net proceeds of this offering. See “Risk Factors—Risks Relating to the Notes—Affiliates of certain of the underwriters may receive benefits in connection with this offering.” Nonetheless, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because we are a REIT, and REITs are excluded from the requirement of Rule 5121 of the Financial Industry Regulatory Authority, Inc. An affiliate of Wells Fargo Securities, LLC acts as trustee under the indenture governing the Notes offered hereby and the indenture governing our 2024 Notes. Affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Agricole (USA) Inc. and J.P. Morgan Securities LLC and certain of the other underwriters serve in various capacities, including as agents and lenders, under the Revolving Credit Facility, and may be holders of the 2026 Notes, the 2027 Notes and/or the 2029 Notes.

In addition, some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Further, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us, consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2016/97/EU (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of Notes in any member state of the EEA (each, a “Member State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Sabra, the Issuer or the Notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement or the accompanying prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on these matters.

Notice to Prospective Investors in Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Securities Law”) and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

WHERE YOU CAN FIND MORE INFORMATION

Sabra is subject to the information and reporting requirements of the Exchange Act, and, accordingly, files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to you, free of charge, on the SEC’s website at www.sec.gov. In addition, these documents are also made available through the website we maintain at www.sabrahealth.com as soon as reasonably practicable after we electronically file them with the SEC. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website or on websites linked to our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus supplement and the accompanying prospectus certain documents that Sabra has filed with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents Sabra has filed separately with the SEC. The information incorporated by reference herein and therein is deemed to be part of this prospectus supplement and the accompanying prospectus, as applicable, except for information incorporated by reference that is updated or superseded by information contained in this prospectus supplement or in any other subsequently filed document that also is incorporated by reference herein or therein. These documents contain important information about us, our business and our financial condition and results of operations. The following documents filed with the SEC are incorporated by reference into this prospectus supplement except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)

our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 22, 2021 and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December  31, 2020, filed with the SEC on August 6, 2021;

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 5, 2021 and August 4, 2021, respectively;

(3)

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2021 that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

(4)

our Current Reports on Form 8-K filed with the SEC on January 12, 2021 (with respect to Item 5.02 only), May  7, 2021, June  17, 2021, August  4, 2021 (with respect to Item 5.02 only), August  6, 2021 and September 13, 2021 (with respect to Item 8.01 only); and

(5)

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until we sell all of the securities offered by this prospectus supplement or the offering is otherwise terminated.

The preceding list of documents incorporated by reference into this prospectus supplement supersedes and replaces the documents listed in the accompanying prospectus under the heading “Incorporation of Certain Information by Reference.”

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference into the document. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, or by telephone to (888) 393-8248. The documents incorporated by reference herein may also be accessed on our website at www.sabrahealth.com. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus supplement and you should not consider information contained on our website or on websites linked to our website to be part of this prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the offering and sale of the Notes will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California. Certain legal matters relating to Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain U.S. federal income tax matters will be passed upon for us by Hogan Lovells US LLP, Washington, D.C. The underwriters have been represented by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SABRA HEALTH CARE REIT, INC.

COMMON STOCK, PREFERRED STOCK, WARRANTS, RIGHTS AND UNITS

SABRA HEALTH CARE LIMITED PARTNERSHIP

DEBT SECURITIES

Guarantees of Debt Securities of Sabra Health Care Limited Partnership

by Sabra Health Care REIT, Inc.

Sabra Health Care REIT, Inc., or any selling securityholders to be identified in the future, may offer from time to time, in one or more series:

•	shares of common stock;

•	shares of preferred stock;

•	warrants to purchase common stock and/or preferred stock;

•	rights to purchase common stock and/or preferred stock; and

•	units consisting of two or more of these classes or series of securities.

Sabra Health Care REIT, Inc., or any selling securityholders to be identified in the future, may offer these securities in amounts, at prices and on terms determined at the time of offering.

Sabra Health Care Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities in amounts, at prices and on terms determined at the time of offering. These debt securities may be fully and unconditionally guaranteed by Sabra Health Care REIT, Inc., as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior obligations.

The specific plan of distribution for any securities to be offered will be provided in a prospectus supplement. If agents, underwriters or dealers are used to sell these securities, a prospectus supplement will name them and describe their compensation. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you make an investment decision.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SBRA.” On December 6, 2019, the closing sale price of our common stock, as reported on the Nasdaq Global Select Market, was $22.07 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system. The applicable prospectus supplement will contain information, where applicable, as to the listing of any other securities on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus and the applicable prospectus supplement to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed on Form S-3 with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we or any selling securityholders may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the securities being offered (if other than common stock) and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of our securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, or the context otherwise requires:

•	references in this prospectus to “Sabra,” the “Company,” “we,” “us” and “our” refer to Sabra Health Care REIT, Inc. and its subsidiaries on a consolidated basis; and

•	references in this prospectus to the “Operating Partnership” refer to Sabra Health Care Limited Partnership.

ABOUT THE REGISTRANTS

We operate as a self-administered, self-managed real estate investment trust, or REIT, that, through our subsidiaries, including the Operating Partnership, owns and invests in real estate serving the healthcare industry. Our primary business consists of acquiring, financing and owning real estate property to be leased to third party tenants in the healthcare sector. We primarily generate revenues by leasing properties to tenants and owning properties operated by third-party property managers throughout the United States and Canada.

As of September 30, 2019, our investment portfolio included 434 real estate properties held for investment, one investment in a direct financing lease, 20 investments in loans receivable, nine preferred equity investments and one investment in an unconsolidated joint venture. As of September 30, 2019, our real estate properties held for investment included 43,553 beds/units, spread across the United States and Canada. As of September 30, 2019, the substantial majority of our real estate properties (excluding 44 senior housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing—Managed”)) were leased under triple-net operating leases with expirations ranging from less than one year to 15 years.

We elected to be treated as a REIT with the filing of our U.S. federal income tax return for the taxable year beginning January 1, 2011. We believe that we have been organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT.

The Operating Partnership is a limited partnership organized under the laws of the State of Delaware and is a wholly owned subsidiary of Sabra.

Our principal executive office is located at 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, and the telephone number of our principal executive office is (888) 393-8248.

WHERE YOU CAN FIND MORE INFORMATION

We and the Operating Partnership have filed the registration statement of which this prospectus is a part on Form S-3 with the SEC under the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to you, free of charge, on the SEC’s website at www.sec.gov. In addition, these documents are also made available through the website we maintain at www.sabrahealth.com as soon as reasonably practicable after we electronically file them with the SEC. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus and you should not consider information contained on our website or on websites linked to our website to be part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus is a part or will be filed through an amendment to such registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated by reference into this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus certain documents that we have filed with the SEC. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed, or will file, separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for information incorporated by reference that is updated or superseded by information contained in any subsequently filed document that also is incorporated by reference herein. These documents contain important information about us, our business and our financial condition and results of operations. The following documents filed with the SEC are incorporated by reference into this prospectus supplement, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 25, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, filed with the SEC on May 8, 2019, August 7, 2019, and October 30, 2019, respectively;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2019 that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

•

our Current Reports on Form  8-K filed with the SEC on February  25, 2019, February 25, 2019, March  15, 2019 (with respect to Items 5.02, 5.03 and Exhibit 3.1 of Item 9.01 only), May  13, 2019, May 22, 2019, May  29, 2019, June  24, 2019, September  11, 2019, September  27, 2019, and October  7, 2019 and our Current Report on Form 8-K/A filed with the SEC on August 25, 2017; and

•

the description of our common stock, $0.01 par value per share, that is contained in our Current Report on Form 8-K filed on February 25, 2019, including any amendments or reports filed for the purpose of updating such description.

The information appearing in our Current Report on Form 8-K (including the exhibits thereto) filed with the SEC on February 25, 2019 that included Exhibits 99.1 and 99.2 has been superseded and replaced in its entirety by the information appearing under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations” in this prospectus.

We also incorporate by reference any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement, other than documents or information deemed “furnished” and not “filed” in accordance with SEC rules.

No separate financial statements of the Operating Partnership have been included herein. The Operating Partnership does not currently file reports, proxy statements or other information under the Exchange Act with the SEC.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference herein. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are specifically incorporated by reference as exhibits to this prospectus. Requests can be made by writing to Investor Relations: Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, California 92612, or by telephone to (888) 393-8248. The documents incorporated by reference herein may also be accessed on our website at www.sabrahealth.com. Unless specifically incorporated by reference herein, none of the information contained on our website or on websites linked to our website is incorporated by reference into this prospectus and you should not consider information contained on our website or on websites linked to our website to be part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking” information as that term is defined by the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements.

Examples of forward-looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, financing plans, business strategy, tenants, the expected amounts and timing of dividends and other distributions, projected expenses and capital expenditures, competitive position, growth opportunities, potential investments, plans and objectives for future operations, and compliance with and changes in governmental regulations. You can identify some of the forward-looking statements by the use of forward-looking words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “may” and other similar expressions, although not all forward-looking statements contain these identifying words.

Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following:

•	our dependence on the operating success of our tenants;

•	the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs, on January 1, 2019;

•	operational risks with respect to our Senior Housing—Managed communities;

•	the effect of our tenants declaring bankruptcy or becoming insolvent;

•	our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties;

•	the impact of litigation and rising insurance costs on the business of our tenants;

•

the possibility that Sabra may not acquire the remaining majority interest in our joint venture with affiliates of Enlivant and TPG Real Estate, the real estate platform of TPG (the “Enlivant Joint Venture”);

•	risks associated with our investments in joint ventures;

•	changes in healthcare regulation and political or economic conditions;

•	the impact of required regulatory approvals of transfers of healthcare properties;

•	competitive conditions in our industry;

•

our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries;

•	the significant amount of and our ability to service our indebtedness;

•	covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	increases in market interest rates;

•	the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021;

•	our ability to raise capital through equity and debt financings;

•	changes in foreign currency exchange rates;

•	the relatively illiquid nature of real estate investments;

•	the loss of key management personnel;

•	uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities;

•	the impact of a failure or security breach of information technology in our operations;

•	our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws;

•	changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act);

•	compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and

•	the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.

We urge you to carefully consider these risks and review the additional disclosures we make concerning risks and other factors that may materially affect the outcome of our forward-looking statements and our future business and operating results, including those made under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any applicable prospectus supplement. We caution you that any forward-looking statements made in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not guarantees of future performance, events or results, and you should not place undue reliance on these forward-looking statements, which speak only as of their respective dates.

We do not intend, and we undertake no obligation, to update any forward-looking information to reflect future events or circumstances or to reflect the occurrence of unanticipated events, unless required by law to do so.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

When we offer particular securities, we will describe in a prospectus supplement relating to the securities offered how we intend to use the proceeds from their sale. We may invest funds not required immediately for such purposes in short-term investment grade securities. We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not its consolidated subsidiaries.

The following is a summary of the material terms of our capital stock as set forth in our charter and bylaws, which govern the rights of holders of our common stock. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

General

Our charter provides that we may issue up to 250,000,000 shares of common stock, $0.01 par value per share, and up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of December 6, 2019, 202,317,442 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Under Maryland law, stockholders are not generally liable for our or our subsidiaries’ debts or obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of common stock offered hereby will, when issued, be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and the provisions of our charter that restrict transfer and ownership of our stock, the holders of shares of our common stock generally are entitled to receive dividends on such stock out of assets legally available for distribution to our stockholders when, as and if authorized by our board of directors and declared by us. The holders of shares of common stock are also entitled to share ratably in our net assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities.

Subject to the rights of any other class or series of our stock and the provisions of our charter that restrict the transfer and ownership of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of our common stock possess the exclusive voting power.

Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter that restrict transfer and ownership of our stock, all shares of common stock have equal dividend, liquidation and other rights.

Preferred Stock

Under our charter, our board of directors may from time to time establish and cause us to issue one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series of preferred stock, our board of directors will be required by the Maryland General Corporation Law, or the MGCL and our charter to adopt resolutions and file articles supplementary with the State Department of Assessments and Taxation of Maryland. The articles supplementary will fix for each class or series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption, including, but not limited to, the following:

•	the title, designation and stated value of the preferred stock;

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions);

•	dividend rights and rates;

•	dissolution;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and, unless otherwise stated in the applicable prospectus supplement relating to the class or series of preferred stock being offered, will not have any preemptive or similar rights. Our board of directors, without stockholder approval, could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

We will set forth in the applicable prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each class or series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Power to Reclassify Unissued Shares

Our board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series, to authorize us to issue additional authorized but unissued shares of common stock or preferred stock and to classify and reclassify any unissued shares of common stock or preferred stock into other classes or series of stock, including one or more classes or series of common stock or preferred stock that have priority with respect to voting rights, dividends or upon liquidation over shares of common stock. Prior to the issuance of shares of each new class or series, our board of directors will be required by the MGCL and our charter to set, subject to the provisions of our charter regarding restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each class or series of capital stock.

Restrictions on Transfer and Ownership of Stock

In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related-party tenants (generally, a tenant of a REIT that is 10% or more owned, actually or constructively, by the REIT, or that is a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify as a REIT, we must satisfy other requirements as well. See “Material U.S. Federal Income Tax Considerations—Taxation of Our Company.”

Our charter contains restrictions on the transfer and ownership of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or more than 9.9% in value of our outstanding stock. In addition, classes of shares other than common stock may be subject to ownership limitations set forth in the articles supplementary relating to such shares. These limits are collectively referred to as the “ownership limits.” The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of our outstanding common stock or less than 9.9% of our outstanding stock, or the acquisition of an interest in an entity that owns, actually or constructively, our stock, could, nevertheless, cause the acquiror, or another individual or entity, to own constructively shares of our outstanding stock in excess of the ownership limits.

Our board of directors may, upon receipt of certain representations, covenants and undertakings and in its sole and absolute discretion, prospectively or retroactively, exempt a person from the ownership limits or establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limits or creating an excepted holder limit, our board of directors may, but is not required to, require an IRS ruling or opinion of counsel satisfactory to our board of directors (in its sole discretion) as it may deem necessary or advisable to determine or ensure our status as a REIT. Our board of directors may only reduce any excepted holder limit with the written consent of such excepted holder at any time or pursuant to the terms and conditions of the agreements entered into with the stockholder in connection with the establishment of the excepted holder limit.

Our board of directors may also, from time to time, increase or decrease the ownership limits unless, after giving effect to the increased or decreased ownership limits, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in number or value of our outstanding stock or we would otherwise fail to qualify as a REIT. Decreased ownership limits do not apply to any person or entity whose ownership of stock is in excess of the decreased ownership limits until the person or entity’s ownership of stock equals or falls below the decreased ownership limits, but any further acquisition of stock would be in violation of the decreased ownership limits.

Our charter also prohibits:

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any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause us to fail to qualify as a REIT;

•	any transfer of shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons;

•

any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in our constructively owning 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; and

•

any person from constructively owning shares of our stock to the extent such constructive ownership would cause any “eligible independent contractor” that operates a “qualified health care property” on behalf of a “taxable REIT subsidiary” of ours (as such terms are defined in Sections 856(d)(9)(A), 856(e)(6)(D)(i) and 856(l) of the Code, respectively) to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits, or any of the other restrictions on transfer and ownership of stock, and any person who is the intended transferee of shares of stock that are transferred to the charitable trust described below, will be required to give us immediate written notice and, in the case of a proposed transaction, at least 15 days’ prior written notice and to provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter regarding restrictions on transfer and ownership of stock do not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee shall acquire no rights in such shares of stock. Any attempted transfer of our stock which, if effective, would violate any of the other restrictions described above will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. We will appoint the trustee of the trust, who will be unaffiliated with us and any proposed transferee of the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Shares of our stock held in the trust will be issued and outstanding shares. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on transfer and ownership of stock, then the transfer of the shares will be null and void.

The proposed transferee shall have no rights in the shares held by the trust. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion, to rescind as void any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

If our board of directors or a committee thereof or other designee if permitted by the MGCL determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on transfer and ownership of stock set forth in our charter or that a person intends to acquire or has attempted to acquire beneficial or constructive ownership in violation of our ownership limits, then our board of directors or such committee or other designee if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer; provided, however, that any transfer or attempted transfer or other event in violation of the above restrictions shall automatically result in the transfer to the trust described above, and, where applicable, such transfer or other event shall be null and void as provided above irrespective of any action or non-action by our board of directors or any committee or designee thereof.

Shares of stock transferred to the trustee will be deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price of such stock at the time of such devise or gift) and (ii) the market price of such stock on the date we, or our designee, accepts such offer. We will have the right to accept such offer until the trustee has sold the shares held in the charitable trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will be required to distribute the net proceeds of the sale to the proposed transferee and any distributions held by the trustee with respect to such shares to the charitable beneficiary. We may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If we do not buy the shares, the trustee will be required, within 20 days of receiving notice from us of a transfer of shares to the trust, to sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits, or the other restrictions on transfer and ownership of stock. Upon such sale, the interest of the charitable beneficiary in the shares of stock sold shall terminate and the trustee shall distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary. After selling the shares, the trustee will be required to distribute to the proposed transferee an amount equal to the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held by the trust (e.g., in the case of a gift, devise or other such transaction), the market price of such stock on the day of the event causing the shares to be held by the trust and (ii) the price per share received by the trustee (net of any commissions and other expenses) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If the proposed transferee sells such shares prior to the discovery that such shares have been transferred to the trustee, then (i) such shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that such proposed transferee would have received if such shares had been sold by the trustee, such excess shall be paid to the trustee upon demand.

Any certificates representing shares of our stock will bear a legend referring to the restrictions on transfer and ownership described above or state that we will furnish a full statement of the above restrictions on request and without charge.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, in number or in value, within 30 days after the end of each taxable year, will be required to give us written notice stating the person’s name and address, the number of shares of each class and series of stock that the person beneficially owns, a description of the manner in which the shares are held and any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who holds shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us in writing such information as we may request in order to determine the effect, if any, of the stockholder’s actual and constructive ownership of stock on our status as a REIT and to comply with the requirements of any governmental or taxing authority.

The restrictions on transfer and ownership described above could have the effect of delaying, deferring or preventing a change of control in which holders of shares of our stock might receive a premium for their shares over the then-prevailing price.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

In addition to the ownership limits, certain provisions of our charter and bylaws may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of shares of our common stock might receive a premium for their shares over the then prevailing market price of those shares of which such holders might believe to be otherwise in their best interests. The following paragraphs summarize a number of these provisions, as well as selected provisions of the MGCL.

Board of Directors

Our charter and bylaws provide that the number of directors of our company may be established by our board of directors, but may not be fewer than the minimum number required by the MGCL nor more than nine. Currently, we have nine directors. We have elected to be subject to certain provisions of the MGCL, as a result of which our board of directors has the exclusive power to fill vacancies on the board of directors.

Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. In order for any incumbent director to become a nominee of our board of directors for further service on our board of directors, such person must submit an irrevocable resignation, which will only become effective as described below. Under our charter, there is no cumulative voting in the election of our board of directors. Instead, our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of shares affirmatively voted “against” that nominee in order for that nominee to be elected. If a nominee who is an incumbent director does not receive a majority of the votes cast in an uncontested election, the nominating and governance committee of our board of directors shall consider the facts and circumstances relating to the election and the resignation submitted by such nominee, and recommend to our board of directors, within sixty (60) days following certification of the election results, whether such resignation should be accepted or rejected or whether other action should be taken. The board of directors shall act on the resignation within ninety (90) days following certification of the election results, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the SEC) its decision regarding the resignation. The committee in making its recommendation and the board of directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

Removal of Directors

Our charter provides that, subject to the rights of holders of any class or series of stock separately entitled to elect or remove one or more directors, a director may be removed with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Amendments to Our Charter and Bylaws and Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, convert, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange, dissolve or engage in similar transactions outside the ordinary course of business unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that the affirmative vote of at least a majority of the votes entitled to be cast on the matter will be required to approve all charter amendments or extraordinary actions. Also, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if 90% or more of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Our bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by (i) our board of directors or (ii) our stockholders with the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10 percent or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, a board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not opted out of the business combination provisions of the MGCL, and consequently, the five-year prohibition and the supermajority vote requirements will apply to business combinations between us and any interested stockholder. In connection with our separation from our then-parent company, Sun Healthcare Group, Inc., on November 15, 2010, our board of directors exempted all holders of common stock who beneficially owned, directly or indirectly, 10 percent or more of our common stock immediately following such separation unless and until such holders acquire any additional shares of common stock. The five-year moratorium and supermajority vote requirements will not apply to business combinations between us and any such exempted holder unless such holder acquires any additional shares of common stock.

We are subject to the business combination provisions described above. However, our board of directors may elect to opt out of the business combination provisions at any time.

Control Share Acquisitions

Maryland law provides that issued and outstanding control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction or waiver of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the special meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision that exempts from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies, and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to our charter, we have elected to be subject to the provision of Subtitle 8 that requires that vacancies on the board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our bylaws unrelated to Subtitle 8, we already (1) vest in the board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, chief executive officer, president or the board of directors, the request of stockholders entitled to cast not less than a majority of the votes entitled to be cast at such meeting to call a special meeting of stockholders if certain procedural requirements are met.

Special Meetings of the Stockholders

Each of our chairman of the board, chief executive officer, president and board of directors has the power to call a special meeting of the stockholders. A special meeting of the stockholders to act on any matter that may properly be brought before a meeting of stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. The secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder will be required to pay such estimated cost to the secretary prior to the preparation and mailing of any notice for such special meeting.

Advance Notice of Director Nomination and New Business; Proxy Access

Our charter and bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to the board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors, or (iii) by a stockholder who was a stockholder of record at each of (A) the record date with respect to the annual meeting, (B) the time of giving of notice by the stockholder as provided in the advance notice provisions set forth in our bylaws, and (C) the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the annual meeting in the election of directors or on such other proposed business and who has complied with the advance notice provisions set forth in our bylaws. The stockholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting.

Only the business specified in our notice of meeting may be brought before any special meeting of stockholders. Our bylaws provide that nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) by or at the direction of our board of directors, (ii) by a stockholder that has requested that a special meeting be called for the purpose of electing directors and provides the information required to request such a meeting under our bylaws, or (iii) provided that the special meeting has been called for the purpose of electing directors, by any stockholder of record at each of (A) the record date with respect to the special meeting, (B) the time of giving of notice provided for in the advance notice provisions set forth in our bylaws and (C) the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by our bylaws, is delivered to the secretary at our principal executive office not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and any of the nominees proposed by the board of directors to be elected at such meeting.

Our bylaws also include proxy access to allow eligible stockholders to include their own nominee or nominees for director in our proxy materials for an annual meeting of stockholders, along with the candidates nominated by the board of directors. A stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years would be permitted to include director candidates constituting up to 25% of our board of directors (rounded down to the nearest whole number, but not less than two). Under the proxy access procedure, for the stockholders’ notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to us not later than the close of business on the 120th day nor earlier than the 150th day prior to the first anniversary of the release date of the proxy materials for the preceding year’s annual meeting of stockholders. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice and proxy access procedures also permit a more orderly procedure for conducting stockholder meetings.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of our company,

•	any action asserting a claim of breach of any duty owed by any director or officer or other employee of our company to our company or to the stockholders of our company,

•	any action asserting a claim against our company or any director or officer or other employee of our company arising pursuant to any provision of the MGCL, our charter or our bylaws, or

•	any action asserting a claim against our company or any director or officer or other employee of our company that is governed by the internal affairs doctrine.

This exclusive forum provision is intended to apply to claims arising under Maryland state law and would not apply to claims brought pursuant to the Exchange Act or Securities Act, or any other claim for which the federal courts have exclusive jurisdiction. This exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The restrictions on transfer and ownership of our stock will prohibit any person from acquiring more than 9.9% of outstanding common stock or more than 9.9% of outstanding stock without prior approval of our board of directors. The business combination statute may discourage others from trying to acquire more than 10% of our stock without the advance approval of our board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of us. Because our board of directors can approve exceptions to the transfer and ownership limits and exempt transactions from the business combination statute, the transfer and ownership limits and the business combination statute will not interfere with a merger or other business combination approved by our board of directors. The power of our board of directors to classify and reclassify unissued common stock or preferred stock, and authorize us to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.

These provisions, along with other provisions of the MGCL and our charter and bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders, and could increase the difficulty of consummating any offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Shares of our common stock are listed on the Nasdaq Global Select Market under the symbol “SBRA.”

DESCRIPTION OF WARRANTS

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not to its consolidated subsidiaries.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of warrants that we may offer under this prospectus. While the terms we have summarized below will generally apply to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. We may issue warrants independently of or together with shares of our common stock or shares of our preferred stock offered by any prospectus supplement, and we may attach the warrants to, or issue them separately from, shares of common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrant certificates relating to the warrants and will not assume any obligation or relationship of agency or trust with any holders of warrant certificates or beneficial owners of warrants.

The following summary of material provisions of the warrant agreements and warrants is subject to, and is qualified in its entirety by reference to, all the provisions of the warrant agreement and the warrant certificates applicable to the particular series of warrants, which will be filed with the SEC if we offer warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificates that contain the terms of the warrants.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire (the “Expiration Date”);

•	the number of warrants outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the Expiration Date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders.

DESCRIPTION OF RIGHTS

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not to its consolidated subsidiaries.

We may issue rights for the purchase of shares of our common stock or shares of our preferred stock. Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the terms of any rights we issue, including as applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights commences and the date on which the right expires;

•	the number of rights outstanding, if any;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the rights; and

•	any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF UNITS

References to “we,” “us” and “our” in this section refer only to Sabra Health Care REIT, Inc. and not to its consolidated subsidiaries.

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of rights and warrants to purchase our common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. The applicable prospectus supplement relating to the units will describe the terms of any units we issue, including as applicable:

•	the date, if any, on and after which the units may be transferable separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following is a description of the general terms and provisions of the debt securities of the Operating Partnership and the related guarantees by Sabra. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.

The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities. You should read the applicable prospectus supplement and the indenture and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities being offered.

Debt securities will be issued under an indenture, among the Operating Partnership, Sabra, as guarantor, and Wells Fargo Bank, National Association, as the initial trustee (as amended and supplemented, the “indenture”), in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the general partner of the Operating Partnership. The indenture will be qualified under the Trust Indenture Act of 1939. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. The terms relating to a series of debt securities will be described in the applicable prospectus supplement, including but not limited to:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the principal amount of debt securities being offered, and, if part of a series, the total amount authorized;

•	any limit on the aggregate principal amount of the debt securities;

•	whether or not the series of debt securities will be issued in global form and, if so, the terms and who the depositary will be;

•	the date or dates on which the principal of the debt securities is payable;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

the rate or rates at which the debt securities will bear interest, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•

the place or places where the payment of principal (and premium, if any) and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands may be served;

•	any optional redemption provisions, which would permit the redemption of the debt securities in whole or in part;

•	any sinking fund or other provisions that would require the redemption, repayment or purchase of the debt securities, if any;

•	the terms and conditions, if any, upon which the debt securities of the series will be required to be repurchased at the option of the holders of such debt securities;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•	the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity or any other securities;

•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods and the manner used to determine those amounts;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

•	whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	information describing any book-entry features;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms which may be required by the Operating Partnership or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material U.S. federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to the trustee against the costs, losses, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business, whether or not a business day, on the regular record date for the interest.

The Operating Partnership will pay principal of (and premium, if any) and interest on, the debt securities of a particular series at the office of the paying agents designated by the Operating Partnership, except that, unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership may make payments of principal (and premium, if any) or interest by check which it will mail to the holder or by wire transfer, to an account within the United States, to certain holders. Unless otherwise indicated in a prospectus supplement, the Operating Partnership will designate an office or agency of the trustee in the continental United States as its paying agent for payments with respect to debt securities of each series. Any other paying agents that the Operating Partnership initially designates for the debt securities of a particular series will be named in the applicable prospectus supplement. The Operating Partnership will maintain a paying agent in each place of payment for the debt securities of a particular series.

Governing Law

The indenture, the debt securities and any guarantees will be governed by and construed in accordance with the laws of the State of New York.

Guarantees

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be unconditionally and irrevocably guaranteed on an unsecured and unsubordinated basis by Sabra. Any guarantee would cover the timely payment of the principal of (and premium, if any), and interest or sinking fund payments on, the debt securities, whether the Operating Partnership makes the payment at a maturity date, as a result of acceleration or redemption, or otherwise. We will more fully describe the existence and terms of any guarantee of any of debt securities in the applicable prospectus supplement relating to those debt securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that a U.S. holder (as defined below) or a non-U.S. holder (as defined below) may consider relevant in connection with the purchase, ownership and disposition of our common stock. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of shares of our common stock. The summary is based on the Code, final, temporary and proposed U.S. Treasury regulations, administrative rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could alter the U.S. federal income tax consequences described herein. No ruling has been sought from the Internal Revenue Service (the “IRS”) and there can be no assurance that the IRS will not challenge any of the U.S. federal income tax consequences described herein. Moreover, the statements in this prospectus, and the opinion of counsel described below, are not binding on the IRS or a court and do not preclude the IRS from asserting, or a court from sustaining, a contrary result.

For purposes of this summary, the term “U.S. holder” means a holder of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States or any state thereof (or the District of Columbia);

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

This summary only addresses U.S. federal income tax consequences to holders of shares of our common stock that hold such shares as a capital asset within the meaning of Section 1221 of the Code. The statements in this summary are not intended to be, and should not be construed as, tax advice. Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to such holder in light of such holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax laws (including, for example, banks or other financial institutions, insurance companies, REITs, regulated investment companies, broker-dealers, dealers in securities or currencies, traders in securities or other persons that have elected to use a mark-to-market method of accounting, tax-exempt entities including governmental authorities (both U.S. and non-U.S.), a non-U.S. holder that owns or has owned actually or constructively more than 10% of our common stock, holders whose functional currency is not the U.S. dollar, holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, holders who hold their shares in an individual retirement or other tax-deferred account, holders subject to the alternative minimum tax provisions of the Code, U.S. expatriates, persons who hold shares on behalf of another person as nominee, trusts and estates, persons owning, or deemed owning under constructive ownership rules of the Code, more than 9.9% in value or in number of shares, whichever is more restrictive, of our outstanding common stock or more than 9.9% in value of our outstanding stock (except to the extent discussed herein), holders who hold their shares as part of a hedge, straddle, integration, constructive sale, conversion, “synthetic security,” or other risk reduction transaction or integrated investment, S corporations, partnerships or other pass-through entities (or investors in S corporations, partnerships or other pass-through entities) and persons otherwise subject to special tax treatment under the Code). In addition, no information is provided herein with respect to applicable state, local or non-U.S. tax laws or U.S. federal laws other than those pertaining to the U.S. federal income tax (except to the extent discussed below).

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A stockholder that is a partner in a partnership and partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

THE U.S. FEDERAL INCOME TAX CONSIDERATIONS DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP, AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS AND REGARDING ANY POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

General

Prior to 2011, we were taxed as a corporation under Subchapter C of the Code. We elected to be treated as a REIT under Sections 856 through 860 of the Code and the applicable U.S. Treasury regulations, which contain the requirements for qualifying as a REIT, which we refer to in this prospectus as the REIT Requirements, with the filing of our U.S. federal income tax return for the taxable year beginning on January 1, 2011. We believe that as of such date we have been organized and have operated in a manner to qualify for taxation as a REIT for U.S. federal income tax purposes. We intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified.

The REIT Requirements are technical and complex. The following discussion sets forth only certain material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

Fried Frank has rendered an opinion that, commencing with our taxable year beginning January 1, 2011, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code and the current and proposed method of operation for us and our subsidiaries as described in this prospectus will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the Fried Frank opinion is based and conditioned upon certain assumptions and representations relating to our organization and operation and is conditioned upon certain representations made by us as to certain matters (including representations concerning our income and properties and the past, present, and future conduct of our business operations as set forth in this prospectus and one or more certificates provided by our officers). The Fried Frank opinion is expressed as of the date thereof and Fried Frank has no obligation to advise us of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. The Fried Frank opinion does not foreclose the possibility of a contrary position taken by the IRS or the U.S. Department of the Treasury in regulations or rulings issued in the future and the opinion is not binding on the IRS or any court and is not a guarantee that the IRS will not assert a contrary position or that a court will not sustain a position asserted by the IRS. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, certain requirements relating to the nature of our income and assets, distributions to stockholders and diversity of stock ownership, and various other qualification tests imposed under the REIT Requirements which are discussed below. Satisfaction of these tests as both an initial and ongoing matter is more complicated in the case of a REIT, such as our company, which owns properties leased to an entity with which it was historically related. Fried Frank has not undertaken to review our compliance with these requirements on a continuing basis. No assurance can be given that the actual results of our operations, the sources of our income, the nature of our assets, our distributions to stockholders and the diversity of our share ownership for any given taxable year will satisfy such requirements. See “—Failure to Qualify as a REIT.”

If we continue to qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on that portion of our ordinary income or capital gain that is currently distributed to stockholders, subject to certain exceptions discussed below. We expect that such treatment would substantially eliminate the U.S. federal “double taxation” on earnings that generally results from an investment in a corporation.

If we remain qualified as a REIT, we will nonetheless be subject to U.S. federal income and excise taxes in certain circumstances, which include, but are not limited to, the following:

•	We will be taxed at regular corporate income tax rates on any undistributed net taxable income, including undistributed net capital gains;

•	Under certain circumstances, for taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on certain of our tax preference items, if any;

•

If we have (i) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate tax rate on such income;

•

If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for a statutory safe harbor), such income will be subject to a 100% tax;

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test (which are discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or the 95% test;

•

Similarly, if we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless qualify as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty. The amount of the penalty will be at least $50,000 per failure, and, in the case of certain asset test failures, will be equal to the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure;

•

If we should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain income we elect to retain and pay tax on) and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level;

•	If we should receive rents, whether from Sun or otherwise, deemed not to be fair market value rents or if we misvalue our assets, we may be liable for valuation penalties;

•	We will be subject to a 100% tax on transactions with our taxable REIT subsidiaries if such transactions are not at arm’s length; and

•

Under the “Built-In Gain Rules,” we may also be subject to tax on the disposition within a five-year period of any appreciated assets that we acquire from a taxable corporation in a transaction in which any gain on the transfer is not fully recognized.

No assurance can be given that the amount of such U.S. federal income tax will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes, real property transfer taxes, and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

As indicated above, to qualify as a REIT, a corporation must elect to be so treated and must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests and (d) distribution requirements. Our ability to satisfy the asset tests will depend upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements will also depend upon our ability to successfully manage the composition of our income and assets on an ongoing basis.

Organizational Requirements

The Code defines a REIT as a corporation, trust, or association that makes a REIT election with its tax return and:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation, but for the REIT Requirements;

•	that is not a bank, an insurance company or certain other specified types of financial institutions;

•	the beneficial ownership of which is held by 100 or more persons;

•

not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year; and

•	that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the conditions described in the first four bullets above, inclusive, must be met during the entire taxable year and that the condition described in the fifth bullet above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of the condition described in the sixth bullet above, certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. In addition, if a REIT fails to satisfy the condition described in the sixth bullet above for any taxable year, the REIT will nonetheless be deemed to have satisfied the condition if it complied with U.S. Treasury regulations requiring the maintenance of records to ascertain ownership and did not know (and would not have known using reasonable diligence) that it was closely held for the year. We believe that we will have sufficient diversity of ownership to satisfy the conditions in the fifth and sixth bullets above. In addition, our charter restricts the transfer and ownership of our stock so that we should continue to satisfy these conditions. The provisions of our charter that restrict the transfer and ownership of our common stock are described in “Description of Capital Stock—Restrictions on Transfer and Ownership of Stock.”

In addition, we have requested and intend to continue to request on an annual basis from certain stockholders, and those stockholders will be required to provide, information relating to the number of shares actually or constructively owned by such stockholders. Ownership for purposes of conditions described in the fifth and sixth bullet above is defined using certain constructive ownership rules. As a result, the acquisition of less than 9.9% of our stock by an individual or entity may cause that individual or entity constructively to own more than 9.9% of such stock, thereby triggering the transfer restrictions described in “Description of Capital Stock—Restrictions on Transfer and Ownership of Stock.”

Effect of Subsidiary Entities

Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S.

federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of such partnership and as earning its allocable share of the gross income of such partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by such partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in such partnership. Our proportionate share of the assets and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. The Operating Partnership currently is a disregarded entity because we own 100% of the interests in it, directly or through other disregarded entities. If we admit other limited partners, the Operating Partnership will be treated as a partnership for U.S. federal income tax purposes and, consequently, the Operating Partnership’s assets and operations may affect our ability to qualify as a REIT.

Qualified REIT Subsidiaries. A corporation that is a qualified REIT subsidiary, or QRS, is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation, other than a TRS (as defined below), all of the stock of which is owned by the parent REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the shares of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. See “—Taxation of U.S. Holders of Our Common Stock.” Dividends paid by foreign TRSs may not be treated similarly, and the tax treatment of a foreign TRS in its jurisdiction of tax residence will depend on the laws of that jurisdiction and may vary considerably.

The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT Requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (or, for taxable years beginning before January 1, 2018, 25%) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, for taxable years beginning after December 31, 2017, taxpayers, including TRSs, are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” This provision may limit the ability of our TRSs to deduct interest, which could increase their taxable income. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility and held by the TRS as a franchisee, licensee, or in a similar capacity, and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States will not be considered to operate or manage a “qualified health care property” or “qualified lodging facility,” as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. Rent that we receive from any TRS lessee will qualify as “rents from real property” as long as the property is a “qualified health care property” and is operated on behalf of a TRS lessee by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified health care properties” for any person unrelated to us and a TRS lessee (an “eligible independent contractor”). A “qualified health care property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility.

Non-REIT Earnings and Profits

In order to qualify as a REIT, we cannot have at the end of any taxable year any earnings and profits that were accumulated in any taxable year in which the REIT provisions did not apply to us (which we refer to in this prospectus as pre-REIT E&P). We believe that we do not have any pre-REIT E&P. The calculation of our pre-REIT E&P, however, is a complex factual and legal determination. We may have had less than complete information at the time we undertook our analysis or may interpret the applicable law (including the law relating to the characterization of our separation from Sun Healthcare Group, Inc. on November 15, 2010) differently than the IRS. There can be no assurances that the IRS will agree with our determination of our pre-REIT E&P, and there are uncertainties regarding the amount of such pre-REIT E&P. These uncertainties include the possibility that the IRS could, upon audit, increase our taxable income for one or more periods ending on or prior to December 31, 2010, which could create pre-REIT E&P. If the IRS subsequently were to determine that we have pre-REIT E&P and we had not distributed such pre-REIT E&P by the end of December 31, 2011, we and our stockholders could be subject to adverse tax consequences.

Gross Income Tests

In order to maintain qualification as a REIT, we must annually satisfy the following two gross income requirements:

•

At least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (such as interest on obligations secured by mortgages on real property (and, for taxable years beginning after December 31, 2015, personal property that is ancillary to such real property if the fair market value of such personal property does not exceed 15% of the aggregate fair market value of such personal and real property), certain “rents from real property,” gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not dealer property, and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or from certain other types of gross income; and

•	At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends,

interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing).

In order to qualify as a REIT, the rental income received by us must constitute “rents from real property.” Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales;

•

Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rents, other than a tenant of a qualified healthcare property that is a TRS. If the tenant is a TRS, such TRS may not directly or indirectly operate or manage the related property. Instead, the property must, among other requirements, be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating qualified health care properties for any person unrelated to us and the TRS;

•

Third, if rent attributable to personal property (including furniture, fixtures and equipment) leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property.” However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as “rents from real property.” We have not derived and we do not intend to derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under such lease), except that we may receive or accrue a de minimis amount of such rental income that does not adversely affect our ability to satisfy the 75% and 95% gross income tests. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status; and

•

Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. Charges for such customarily rendered services will qualify as “rents from real property.” If we provide services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by us for any such services will not be treated as “rents from real property” for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as “rents from real property” unless the amounts treated as received in respect of such services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by us during the taxable year with respect to such property. If the 1% threshold is exceeded, then all amounts received or accrued by us with respect to the property will not qualify as “rents from real property,” even if the impermissible services are provided to some, but not all, of the tenants of the property. Furthermore, we may own up to 100% of the stock of one or more TRSs which may, except in certain circumstances, provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. We have not performed and we do not intend to perform noncustomary services for tenants with respect to a property, other than through independent contractors or TRSs, that would exceed 1% of the total amount collected from such property, except to the extent any such services would not cause us to fail the 75% or 95% gross income test.

The rents received by us will qualify as “rents from real property” in satisfying the gross income requirements for a REIT only if the conditions described in the four bullets above are met. For example, rents received or accrued by us from Sun will not qualify as “rents from real property” if we are treated, either directly or under the applicable attribution rules, as owning 10% or more of Sun stock by vote or value. We will be treated as owning, under the applicable attribution rules, 10% or more of Sun stock by vote or value at any time that a holder owns, directly or under the applicable attribution rules, (a) 10% or more of the value of our stock and (b) 10% or more of Sun stock by vote or value. In order for the rents received or accrued by us from tenants to be treated as qualifying rents for purposes of the REIT gross income requirements, the provisions of our charter restrict the transfer and ownership of our stock. The provisions of our charter that restrict the transfer and ownership of our common stock are described in “Description of Capital Stock—Restrictions on Transfer and Ownership of Stock.” Nevertheless, there can be no assurance that such restrictions will be effective in ensuring that we will not be treated as related to any tenant of ours.

In addition, in order for rent paid pursuant to leases to qualify as “rents from real property,” all of the lease agreements we have entered into or assumed (as well as any other leases we enter into or assume) must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, loans or some other type of arrangement. The determination of whether such lease agreements are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was simply required to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gains (e.g., appreciation) with respect to the property. In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case. If any of the lease agreements that we have entered into or assumed are recharacterized as service contracts, joint ventures, loans or some other type of arrangement, rather than true leases, part or all of the payments that we receive under any such lease agreements would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property.” In the event that the lease agreements entered into with Sun are not characterized as true leases, we likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose our REIT status. In addition, if the payments under the lease agreements entered into with Sun did not represent fair market value rentals at the time they were entered into and the IRS determines that we and Sun are or were under common control, the IRS may reallocate income between us and Sun. The reallocation could cause us or Sun to be subject to valuation penalties. We believe that the payments under such lease agreements represented fair market rentals at the time they were entered into. Investors should be aware that there are no controlling U.S. Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as the lease agreements we entered into with Sun that discuss whether such lease agreements constitute true leases for U.S. federal income tax purposes.

Relief Provisions for Failing the 75% or 95% Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if certain relief provisions of the Code apply. These relief provisions will generally apply if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. Under certain circumstances, we may prefer not to have the relief provisions apply. If these relief provisions are inapplicable to a particular set of circumstances involving us, we might not qualify as a REIT. As discussed above under “—Taxation of Our Company—General,” even where these relief provisions apply, a tax would be imposed based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following six tests relating to the nature of our assets:

•

At least 75% of the value of our total assets must be represented by real estate assets (including stock or debt instruments that do not otherwise qualify as real estate assets and that are not held for more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of ours and, for taxable years beginning after December 31, 2015, debt instruments of publicly offered REITs and personal property leased in connection with real property if the rent attributable to personal property is not greater than 15% of the total rent received under such lease), cash, cash items, and government securities;

•	Not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

•

Of the assets included in the 25% asset class, other than securities of TRSs, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer’s outstanding voting securities or more than 10% of the value of any one issuer’s outstanding securities;

•	Not more than 20% (or, for taxable years beginning before January 1, 2018, 25%) of our total assets may be represented by securities of one or more TRSs;

•	Not more than 25% of our total assets may be represented by debt instruments of publicly offered REITs not secured by real property for taxable years beginning after December 31, 2015; and

•

A mortgage on real property will constitute a real estate asset to the extent it is secured by real property with a value of at least the amount of the mortgage (at the time the mortgage is acquired or entered into). For taxable years beginning after December 31, 2015, ancillary personal property securing such mortgage will be treated as real property for such purpose, provided that the value of such ancillary personal property is less than 15% of the aggregate fair market value of the personal and real property securing such mortgage.

Relief Provisions for Failing the Asset Tests. If we fail to satisfy the asset tests at the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above and the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and intend to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance but no assurance can be given that such asset tests will be met.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 21%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

In order to be treated as a REIT, we are required to distribute dividends (other than capital gains dividends) to our stockholders in an amount at least equal to:

(A) the sum of

(i)    90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and

(ii)    90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property,

minus

(B) the sum of certain items of noncash income.

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely U.S. federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement. If we dispose of any asset that is subject to the Built-In Gain Rules during the applicable 5-year period, we may be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

To the extent that we do not distribute (or are not treated as having distributed) all of our net capital gain or distribute (or are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. “REIT taxable income” is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) a REIT may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded, and (iv) certain other adjustments are made. We may elect to retain rather than distribute our net long-term capital gains while treating the capital gain as if distributed. The effect of such an election is that (i) we are required to pay the tax on such gains, (ii) U.S. holders, while required to include their proportionate share of the undistributed long-term capital gain in income, will receive a credit or refund for their share of the tax paid by us, and (iii) the basis of a U.S. holder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by us) included in the U.S. holder’s long-term capital gains. If we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year (other than capital gain income which we elect to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level. We intend to make timely distributions sufficient to satisfy the annual distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating our taxable income. In addition, the Tax Cuts and Jobs Act (the “2017 Tax Act”) amends the Code such that (i) income must be accrued for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, subject to certain exceptions, which could also create timing differences between net taxable income and the receipt of cash attributable to such income and (ii) the deductibility of “business interest” for all entities is subject to new limitations, which may be elected out of by certain real property trades or businesses. To the extent we do not make such an election, our taxable income may exceed cash available for distribution (and with respect to our TRSs, impact the amount of taxes paid).

In the event that such an insufficiency occurs, in order to meet the 90% distribution requirement and maintain our status as a REIT, we may have to sell assets at unfavorable prices, borrow at unfavorable terms, pay taxable stock dividends, or pursue other strategies. We do not currently intend to pay taxable stock dividends. However, if for any taxable year, we have significant amounts of taxable income in excess of available cash flow, we may have to declare dividends in cash and stock.

If we make a taxable stock distribution, U.S. holders would be required to include the full amount of the dividend (i.e., the cash and stock portion) as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. holder may be required to pay income taxes with respect to such dividends in excess of the cash received. If a U.S. holder sells our stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, these sales may put downward pressure on the trading price of our stock.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Statutory Relief

If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax (including, for taxable years beginning before January 1, 2018, any applicable alternative minimum tax) on our taxable income at corporate tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us and they will not be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the current reduced U.S. federal income tax rate of 20% on such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless we distribute any earnings and profits attributable to the period when we failed to qualify. In addition, we may be subject to tax on any built-in gains on property held during the period during which we did not qualify if we sell such property within 5 years of requalification, but only to the extent of our net built-in gain at the time of requalification. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of U.S. Holders of Our Common Stock

REIT Distributions

Distributions Generally. As long as we qualify as a REIT, distributions by us to a U.S. holder out of our current and accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account by such U.S. holder as ordinary income. Dividends paid by us to a corporate U.S. holder will not be eligible for the dividends-received deduction for corporations. In addition, dividends paid by a REIT to a U.S. holder taxed at individual rates generally will not qualify for the 20% U.S. federal income tax rate for “qualified dividend income.” The maximum U.S. federal income tax rate on qualified dividend income is lower than the maximum U.S. federal income tax rate on ordinary income, which is currently 37%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher U.S. federal income tax rate applicable to ordinary income. However, under the 2017 Tax Act, the effective tax rate on ordinary REIT dividends for U.S. holders of our common shares that are individuals, estates or trusts is effectively reduced by permitting such holders to claim a deduction in determining their taxable income equal to 20% of any such dividends they receive. The deduction is set to sunset after 2025. In addition, the 20% U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT U.S. corporations, such as a domestic TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold the relevant common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such stock becomes ex-dividend.

A distribution in excess of current and accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. holder’s common stock, and a distribution in excess of the U.S. holder’s tax basis in its common stock will be a taxable gain realized from the sale of such shares. Dividends declared by us in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under “—Taxation of Our Company—General” and “—Taxation of Our Company—Annual Distribution Requirements” above. As a result, U.S. holders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any “deficiency dividend” will be treated as a “dividend” (an ordinary dividend or a capital gain dividend, as the case may be), regardless of our earnings and profits.

Capital Gain Distributions. Distributions that are designated by us as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. If we elect to retain capital gains rather than distribute them, a U.S. holder will be deemed to receive a capital gain dividend equal to the amount of such retained capital gains. In such a case, a U.S. holder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. holder.

To the extent that we have available net operating losses and capital losses carried forward from prior taxable years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements described above under “—Taxation of Our Company—Annual Distribution Requirements.” However, as a result of the enactment of the 2017 Tax Act, net operating loss (“NOL”) carryforwards of losses arising in taxable years beginning after December 31, 2017 may be deducted only to the extent of 80% of our “REIT taxable income” in the carryforward year (computed without regard to the NOL deduction). In contrast to prior law, which permitted unused NOL carryforwards to be carried back two years and forward 20 years, the 2017 Tax Act provides that losses arising in taxable years ending after December 31, 2017 can no longer be carried back but can be carried forward indefinitely. Such losses, however, are not passed through to a holder of our common stock and do not offset such stockholder’s income from other sources, nor would they affect the character of any distributions that a stockholder receives from us.

Dispositions of Our Common Stock

In general, a U.S. holder will realize gain or loss upon the sale, redemption, or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property received and the amount of cash received in such disposition, and the U.S. holder’s adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. holder’s tax basis will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder, less tax deemed paid on it, and reduced by returns of capital. Gain from the sale or disposition of our common stock held for more than one year will generally be long-term capital gain. Capital losses recognized by a U.S. holder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income, except in the case of individuals, who may offset up to $3,000 of ordinary income each year. In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. holder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the U.S. holder as long-term capital gain.

If a U.S. holder recognizes a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of U.S. Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, there are significant penalties for failure to comply with these requirements. Each prospective holder of our common stock should consult its tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, holders should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest

Distributions made by us and gain arising from the sale or exchange by a U.S. holder of shares of our common stock will not be treated as passive activity income. As a result, U.S. holders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Additional Tax on Net Investment Income

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” for a taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, interest on debt obligations, other types of investment income, and net gain attributable to the disposition of stock or debt obligations and other types of investment gain (in each case, unless such stock, debt instruments or other investment property, as the case may be, are held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions, interest, income or net gain.

Information Reporting and Backup Withholding Tax

We will report to a U.S. holder and the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder of our common stock may be subject to backup withholding (currently at a maximum rate of 24%) with respect to distributions unless such U.S. holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•

provides an accurate taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against a U.S. holder’s income tax liability, provided that proper information is timely provided to the IRS.

U.S. holders should consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our common stock, including applicable tax rates and tax reporting requirements, and the effect of any possible changes in the tax laws.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing U.S. federal income taxation of holders of shares of our common stock that are not U.S. holders or partnerships for U.S. federal income tax purposes and that are not subject to U.S. federal income tax on a net income basis and that neither own nor have owned actually or constructively more than 10% of our common stock, which we call “non-U.S. holders,” are complex. The following discussion is only a limited summary of these rules. In addition, non-U.S. holders should be aware that certain other rules (not discussed herein) may apply, including whether an interest in a REIT is treated as a USRPI, with respect to certain non-U.S. holders. Holders of shares of our common stock that are not U.S. holders and that own or have owned actually or constructively more than 10% of our common stock generally will be subject to U.S. federal withholding tax and U.S. federal income tax (and U.S. federal income tax return tax filing obligations) upon the sale or other disposition of our common stock (unless we are, and remain a “domestically controlled qualified investment entity”) or distributions that are treated as attributable to gain from sales or exchanges by us of U.S. real property interests, or USRPIs (subject to exception for certain “qualified foreign person funds”).

Prospective non-U.S. holders should consult their tax advisors with respect to the U.S. federal, state and local and non-U.S. tax consequences to them of an investment in our common stock, including any tax reporting requirements.

REIT Distributions

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by us of USRPIs, and other than distributions designated by us as capital gain dividends, will be treated as ordinary income to the extent that they are made out of our current or accumulated earnings and profits. A U.S. withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. holders, unless an applicable tax treaty reduces that tax. However, if income from a non-U.S. holder’s investment in our common stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or attributable to a permanent establishment that the non-U.S. holder maintains in the United States if required by an applicable income tax treaty as a condition for subjecting the non-U.S. holder to U.S. taxation on a net income basis, U.S. federal income tax at graduated rates will generally apply to the non-U.S. holder in the same manner as U.S. holders are taxed with respect to dividends, and the 30% U.S. branch profits tax may also apply if the non-U.S. holder is a foreign corporation. We expect to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a non-U.S. holder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us or the appropriate withholding agent or (b) the non-U.S. holder files an IRS Form W-8 ECI or a successor form with us or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and in either case other applicable requirements were met.

Distributions in excess of our current and accumulated earnings and profits, which are not treated as attributable to the gain from our disposition of a USRPI, will not be taxable to a non-U.S. holder to the extent that they do not exceed the non-U.S. holder’s adjusted tax basis in its common stock. Distributions of this kind will instead reduce the non-U.S. holder’s adjusted tax basis in its common stock. To the extent that distributions of this kind exceed a non-U.S. holder’s adjusted tax basis in its common stock, they will give rise to tax liability if the non-U.S. holder otherwise would have to pay U.S. federal tax on any gain from the sale or disposition of its common stock, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, we will withhold U.S. tax at the rate of 30% on the distribution. However, the non-U.S. holder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends. Assuming that our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to gain on our sale of USRPIs will be treated as ordinary dividends rather than as gain from the sale of a USRPI. As a result, non-U.S. holders generally will be subject to U.S. withholding tax on such capital gain distributions in the same manner as they are subject to U.S. withholding tax on ordinary dividends as described above in “— Ordinary Dividends.”

Dispositions of Our Common Stock

Assuming that our common stock is regularly traded on an established securities market, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of our common stock.

Furthermore, a non-U.S. holder generally will incur U.S. federal tax on gain if:

•

the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or

•

the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. holder will incur a U.S. federal tax of 30% on his or her net capital gains.

Foreign Account Tax Compliance Act (FATCA)

Pursuant to U.S. withholding provisions commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), payments to certain non-U.S. holders of dividends on our common stock, will generally be subject to a withholding tax of 30%, unless such non-U.S. holders are compliant with various reporting requirements under FATCA. In order to be compliant with FATCA, among other requirements, such certain non-U.S. holders may need to register with the IRS and may need to obtain certain information from its interest holders and disclose certain of this information to the IRS or its local tax authority under the terms of an intergovernmental agreement. No assurance can be provided that non-U.S. holders will not be subject to this withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential implications of this withholding tax.

Information Reporting and Backup Withholding Tax

Dividends paid to a non-U.S. holder may be subject to U.S. information reporting and backup withholding. A non-U.S. holder will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing its status as a non-U.S. holder or otherwise establishes an exemption.

The gross proceeds from the disposition of our common stock may be subject to U.S. information reporting and backup withholding. If a non-U.S. holder sells our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the non-U.S. holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a non-U.S. holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the non-U.S. holder is not a United States person and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying that the non-U.S. holder is not a “United States person” or the non-U.S. holder otherwise establishes an exemption.

A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the non-U.S. holder’s U.S. federal income tax liability by timely filing a refund claim with the IRS.

Non-U.S. holders should consult their tax advisors with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock, including applicable tax reporting requirements.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, or in what form, any proposals affecting REITs or their stockholders will be enacted. In particular, the 2017 Tax Act, for which only limited guidance has been issued to date, significantly reforms the Code with respect to the taxation of both individuals and corporate entities, and there are numerous interpretive issues and ambiguities that are not yet clearly addressed, which require further guidance, including possibly in some cases, technical corrections. It is unclear if and when such guidance will be forthcoming, or in the case of technical corrections, will be enacted. Future regulatory guidance and legislation may significantly affect the impact of the 2017 Tax Act. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

References to “we,” “us” or “our” in this section refer only to Sabra and the Operating Partnership.

We and any selling securityholders may sell the securities under this prospectus in one or more of the following ways from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors;

•	through agents; or

•	through a combination of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in one or more transactions, including “forward” transactions at a floating price or prices that may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

As applicable, we, any selling securityholders, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities by us, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We and any selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling securityholders, as the case may be, or borrowed from us or any selling securityholders, as the case may be, or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling securityholders, as the case may be, in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We and any selling securityholders may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We and any selling securityholders may sell the securities through agents from time to time. When we sell securities through agents, the prospectus supplement will name any agent involved in the offer or sale of securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We and any selling securityholders may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any securities offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell securities in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales. We and any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We and any selling securityholders may sell securities upon the exercise of rights that we may issue to our securityholders. We and any selling securityholders may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

At-the-Market Offerings. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Trading Market and Listing of Securities. If we sell any shares of our common stock pursuant to a prospectus supplement, such shares will be listed on the Nasdaq Global Select Market. Any other securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, Newport Beach, California. Certain legal matters regarding Maryland law will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters regarding the validity of the securities and certain U.S. federal income tax matters will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined consolidated financial statements of Care Capital Properties, Inc. and its subsidiaries and predecessors as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, and related schedules included in our Current Report on Form 8-K/A filed on August 25, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports refer to the combined consolidated financial statements representing a combination of entities under common control of Ventas, Inc. (“Ventas”) that have been “carved out” of Ventas’s consolidated financial statements and reflect significant assumptions and allocations of certain operating expenses from Ventas and these costs may not be reflective of the actual costs that would have been incurred had the predecessors operated as an independent, stand-alone entity separate from Ventas.

$

Sabra Health Care Limited Partnership

    % Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Wells Fargo Securities, LLC

BofA Securities, Inc.

Credit Agricole Securities (USA) Inc.

J.P. Morgan Securities LLC

                , 2021